UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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XO Group Inc.
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April 12, 2016

To the Stockholders of XO Group Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of XO Group Inc., to be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, May 25, 2016 at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet; if you receive your proxy materials by U.S. mail, by mailing a proxy card; by telephone; or in person at the Annual Meeting. Please review the instructions on the Notice Regarding the Availability of Proxy Materials or on the proxy card regarding your voting options.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David Liu	Michael Zeisser	Michael Steib
Chairman of the Board	Lead Independent Director	Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible over the Internet at www.proxyvote.com by following the instructions on your Notice Regarding the Availability of Proxy Materials or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save XO Group Inc. the extra expense associated with additional solicitation. Voting your shares over the Internet or otherwise will not prevent you from attending the Annual Meeting, revoking your proxy, and voting your stock in person.

XO GROUP INC.

195 Broadway, 25th Floor

New York, New York 10007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2016

TO THE STOCKHOLDERS OF XO GROUP INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of XO Group Inc. (“XO Group” or the “Company”) will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, May 25, 2016 at 9:00 a.m. (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

(1)	Election as directors of the three nominees named in the attached Proxy Statement to the class of directors whose terms expire in 2019.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

(3)	Advisory vote to approve named executive officer compensation.

(4)	Approval of the Company’s 2016 Executive Incentive Plan with respect to covered employees and executive officers.

(5)	An amendment and restatement of the Company’s 2009 Employee Stock Purchase Plan to increase the number of authorized shares.

(6)	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 1, 2016 (the “Record Date”) will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. The stock ledger of XO Group will remain open between May 13, 2016 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock ledger remains open prior thereto, at our offices during regular business hours.

By Order of the Board of Directors

Gillian Munson
Chief Financial Officer, Treasurer and Secretary

April 12, 2016

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 13, 2016, we intend to mail a Notice Regarding the Availability of Proxy Materials (the “Notice”) to stockholders of record on the Record Date. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our 2015 Annual Report on Form 10-K (which we will post online on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

XO GROUP INC.

195 Broadway, 25th Floor
New York, New York 10007

PROXY STATEMENT

General

This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of XO Group Inc., a Delaware corporation (“XO Group” or the “Company”), in connection with the solicitation by the Board of Directors (the “Board”) of XO Group for use at the annual meeting of stockholders and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019 on Wednesday, May 25, 2016 at 9:00 a.m. All stockholders of record on April 1, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the “Proxy”) to our stockholders on or about April 13, 2016.

The mailing address of our principal executive office is 195 Broadway, 25th Floor, New York, New York 10007.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are listed in the accompanying Notice of Annual Meeting of Stockholders. Each of these proposals is described in more detail in this Proxy Statement. The table below summarizes each matter specified in the Notice of Annual Meeting of Stockholders, and the required vote and recommendation of the Board of Directors as to each such matter. The required vote and the circumstances under which a Proxy will be voted according to the recommendation of the Board of Directors are described in more detail following the table.

Matter	Description	Required Vote	Board Recommendation
Proposal 1	Election as director of the three nominees named in this Proxy Statement.	Plurality of shares voted	FOR

Proposal 2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.	Affirmative vote of majority of shares present and entitled to vote	FOR

Proposal 3	Advisory approval of the Company’s named executive officer compensation.	Affirmative vote of majority of shares present and entitled to vote	FOR

Proposal 4	Approval of the Company’s 2016 Executive Incentive Plan with respect to covered employees and executive officers	Affirmative vote of majority of shares present and entitled to vote	FOR

Proposal 5	An amendment and restatement of the Company’s 2009 Employee Stock Purchase Plan to increase the number of authorized shares.	Affirmative vote of majority of shares present and entitled to vote	FOR

Voting

On April 1, 2016, the Record Date, there were 26,511,380 shares of Common Stock outstanding held by stockholders of record (excluding shares held in treasury, which are disregarded for purposes of voting). A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you held on April 1, 2016.

There are four ways a stockholder of record can vote:

•	By Internet: You may vote over the Internet at www.proxyvote.com by following the instructions provided in the Notice Regarding the Availability of Proxy Materials (the “Notice”) or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.

•	By Telephone: You may vote by telephone by following the instructions on your proxy card.

•	By Mail: If you receive your proxy materials via U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

•	In Person: If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

Quorum

The holders of a majority of the shares of the Common Stock issued and outstanding on the Record Date and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter for which the broker or nominee does not have discretionary power to vote.

Required Vote

If a quorum is present, the required vote for each item of business at the Annual Meeting is as follows:

•	Under Proposal 1, the three nominees who receive a plurality of votes cast (in person or by proxy) will be elected as directors. Abstentions and broker non-votes have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

•	Proposals 2, 3, 4 and 5 shall be approved by the affirmative vote of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Broker non-votes will have no effect on the outcome of these proposals, and abstentions will have the effect of a “no” vote for purpose of the proposals requiring majority approval.

In no case may stockholders cumulate votes for the election of directors. In addition, under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and we will not independently provide stockholders with any such right.

Other than as indicated above, abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Proposals 1, 3, 4 and 5 are considered non-routine matters and shares held by brokers or nominees will receive “broker non-votes” if you do not give the broker instructions to vote your shares. Stockholders who hold our shares through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. Your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted on the election of directors, you need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted by the Proxy holders in accordance with the recommendation of the Board of Directors as to each matter specified in the accompanying Notice of Annual Meeting of Stockholders, and at the discretion of the Proxy holders as to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Revocation of Proxies

Any person giving a Proxy has the power to revoke it at any time before it is exercised at the Annual Meeting. It may be revoked by:

•	notifying the Secretary of XO Group in writing before the Annual Meeting of the intention to revoke the Proxy;

•	delivering to the Secretary of XO Group before the Annual Meeting a signed Proxy with a later date but prior to the date of the Annual Meeting;

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy); or

•	voting again by the Internet or telephone (only the last vote cast by each stockholder of record will be counted), provided that the stockholder does so before 11:59 p.m. Eastern time on the day before the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the Notice or the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about broker non-votes or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department by sending an e-mail message to IR@xogrp.com or visiting our corporate website at www.xogroupinc.com.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

General

XO Group’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. Three directors are to be elected at the Annual Meeting for a term expiring at the 2019 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

The Board consists of eight persons, as follows:

Class II (current term ends upon this Annual Meeting)	Class III (current term ends upon 2017 Annual Meeting)	Class I (current term ends upon 2018 Annual Meeting)
Charles Baker	David Liu	Diane Irvine
Peter Sachse	Elizabeth Schimel	Barbara Messing
Michael Zeisser		Michael Steib

The term of office for each of the three Class II directors listed above expires at the Annual Meeting. The Board has nominated Charles Baker, Peter Sachse and Michael Zeisser, the current Class II directors, to stand for re-election to the class of directors whose terms expire at the 2019 Annual Meeting of Stockholders or, in each case, until a successor is elected and has qualified. Mr. Baker, Mr. Sachse and Mr. Zeisser have each agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them “FOR” the nominees named below.

Board Composition

As further discussed in the “Executive Summary” section of Compensation Discussion and Analysis in this Proxy Statement, we are in the midst of a strategic transformation as we seek to grow our transaction opportunities and revenue, expand our online advertising offerings and reach, and increase our market share of advertising and commerce in the baby space. Our Board plays a critical role in providing objective oversight, guidance and insight to our strategy, business positioning and execution, and we review our Board composition regularly to ensure that the composition of our Board continues to be a key strategic asset for the Company and its stockholders. We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. We also endeavor to have a Board that possesses, as a whole, the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business.

The following are the key experiences, qualifications and skills that our directors bring to the Board that are important in light of our business: leadership at the chief executive officer level or other C-level background; experience in the advertising, media and technology industries; finance experience; and sales and marketing experience. Biographical information for our directors is set forth below, including the specific experiences, qualifications and skills considered by the Board in recommending the re-nomination of the directors whose current terms end upon this Annual Meeting, and the continued service of those directors whose current terms end upon the 2017 and 2018 Annual Meetings of Stockholders.

Nominees for Term Ending upon the 2019 Annual Meeting of Stockholders (Class II)

Charles Baker (49) has served as one of our directors since November 2005. Since March 2016, Mr. Baker is a private investor and an advisor to the Chairman and Chief Executive Officer of Realogy Holdings, Inc. From September 2010 through March 2016, Mr. Baker served as Chief Executive Officer and President of ZipRealty, Inc., which was acquired by Realogy Holdings, Inc. in August 2014. Mr. Baker had previously served as Executive Vice President and Chief Financial Officer of ZipRealty between December 2008 and September 2010. From 2011 until December 2015, Mr. Baker served as a director of HomeAway, Inc., an online vacation rental company, which was acquired by Expedia, Inc. Between June 2007 and December 2008, Mr. Baker was an independent investor. Mr. Baker was the Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc. from March 2005 through June 2007. From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Smith Barney) and was a Managing Director in the Equity Research Department just before joining Monster Worldwide, Inc. Mr. Baker holds the Chartered Financial Analyst designation and is a former Chairman of the Media and Entertainment Analysts of New York Investment Society. Mr. Baker received a B.A. from Yale College. In considering Mr. Baker as a nominee for director of the Company, the Nominating and Corporate Governance Committee took into account his experience as an executive of companies with significant operations in the online industry, as well as his deep financial expertise gained from his prior experience as a chief financial officer and his significant background in the financial industry.

Peter Sachse (58) has served as one of our directors since February 2010. Mr. Sachse also previously served as one of our directors from October 2006 through April 2007, and as an observer to our Board of Directors from April 2007 to February 2010. In February 2016, Mr. Sachse was appointed the Chief Growth Officer of Macy’s, Inc. Prior to that, Mr. Sachse had been Chief of Innovation and Business Development of Macy’s, Inc. from February 2015 to February 2016, Chief Stores Officer of Macy’s, Inc. from February 2012 to February 2015, Chief Marketing Officer of Macy’s, Inc. from February 2009 to February 2012 (a title which he also held from June 2003 to May 2007), and President of Macy’s Corporate Marketing from May 2007 to February 2009. Mr. Sachse was also Chairman and Chief Executive Officer of the macys.com division of Macy’s, Inc. from April 2006 to February 2012. Mr. Sachse has also served as a director of Charitybuzz Inc. since May 2012. Prior to serving in these roles, Mr. Sachse was President and Chief Operating Officer of The Bon Marche in Seattle. He began his retail career with Macy’s, Inc. in Kansas City. He also served as Executive Vice President/General Merchandise Manager at Macy’s East and later as Vice Chair/Director of Stores of Macy’s East. Mr. Sachse received a B.B.A. in Finance from the University of Wisconsin. In considering Mr. Sachse as a nominee for director of the Company, the Nominating and Corporate Governance Committee took into account his experience as an executive of companies with significant operations in the online industry, his financial expertise and his extensive experience in the retail industry.

Michael Zeisser (51) has served as one of our directors since July 2013, and as the Lead Independent Director since May 2014. Mr. Zeisser has been Chairman, U.S. Investments, for Alibaba Group since October 2013. From 2003 to 2013, Mr. Zeisser was Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation). Prior to joining Liberty Media in 2003, Mr. Zeisser was a partner at McKinsey & Company in New York, where he co-founded and led McKinsey’s Internet Practice. Mr. Zeisser has served as a director of Shutterfly, Inc. since 2013, and is currently a member of the Media Advisory Group of the American Association for the Advancement of Science. Since February 2016, Mr. Zeisser has also served as a director of Time, Inc. Mr. Zeisser is a graduate of the University of Strasbourg, France and the J.L. Kellogg Graduate School of Management at Northwestern University. In considering Mr. Zeisser as a nominee for director of the Company, the Nominating and Corporate Governance Committee took into account his experience as an executive of a company with significant operations in the digital media industry, and extensive experience in the internet industry.

Continuing Directors for Term Ending upon the 2017 Annual Meeting of Stockholders (Class III)

David Liu (50) cofounded XO Group and has served as Chairman of the Board since our inception in May 1996. Mr. Liu served as our Chief Executive Officer from May 1996 until March 2014, and as President from May 1996 to October 2007 and October 2008 to June 2013. From March 2014 to December 2014, Mr. Liu continued to serve the Company as an executive officer under the title of Co-founder. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he also cofounded with his wife, Carley Roney, our former Chief Content Officer and cofounder. Before January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader’s Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. In considering Mr. Liu for continued service on the Board, the Nominating and Corporate Governance Committee took into account his extensive knowledge of our operations, as well as a deep understanding of the strategies necessary to grow and run our business.

Elizabeth Schimel (56) has served as one of our directors since August 2012. Since September 2015, Ms. Schimel has been Vice President, Condé Nast International, and prior to that, Ms. Schimel served as President, Condé Nast China since October 2013. From June 2011 to October 2013, Ms. Schimel was Executive Vice President and Chief Digital Officer at Meredith National Media Group. From January 2008 to October 2010, Ms. Schimel served as Global Head of Music and Connected Entertainment at Nokia. Ms. Schimel was Senior Vice President, Entertainment, at Comcast Interactive Media from January 2005 to January 2008. Ms. Schimel received a B.A. from the University of Pennsylvania, and an M.B.A. and M.A. in Finance from Wharton Business School. In considering Ms. Schimel for continued service on the Board, the Nominating and Corporate Governance Committee took into account her experience as an executive of companies with significant operations in the online industry, her financial expertise and her significant experience in the media industry.

Continuing Directors for Term Ending upon the 2018 Annual Meeting of Stockholders (Class I)

Diane Irvine (57) has served as one of our directors since November 2014. From 2008 to 2011, Ms. Irvine served as Chief Executive Officer and President of Blue Nile, Inc., the leading online retailer of diamonds and fine jewelry. Ms. Irvine joined Blue Nile as Chief Financial Officer in 1999 and also served on Blue Nile’s Board of Directors from 2001 to 2011. Prior to Blue Nile, Ms. Irvine was Vice President and Chief Financial Officer of Plum Creek Timber Company, a timberland management and wood products company from 1994 to 1999. From 1981 to 1994, Ms. Irvine served in various capacities at Coopers & Lybrand LLP, an international accounting firm, in Chicago and Seattle. Ms. Irvine currently serves on as the Chairperson of the board of directors of Yelp Inc. and serves on the board of Rightside Group, Ltd. Ms. Irvine holds a B.S. in Accounting from Illinois State University and a M.S. in Taxation from Golden Gate University. In considering Ms. Irvine for continued service on the Board, the Nominating and Corporate Governance Committee took into account her experience as a chief executive officer and directorship of a leading online retailer and public company, and extensive experience as an executive of various companies.

Barbara Messing (44) has served as one of our directors since August 2014. Ms. Messing is the Chief Marketing Officer for TripAdvisor, the world’s largest travel site. Ms. Messing leads all global marketing activities at TripAdvisor, including brand development and experience, customer acquisition and retention, communications, partnerships, search engine marketing and traffic acquisition. Prior to joining TripAdvisor, Ms. Messing spent nine years at Hotwire, where she served in a number of senior leadership roles. Before joining Hotwire, Ms. Messing was at Keen.com and The Travel Channel. In 2014, Ms. Messing was honored in the AWMY Changing the Game awards, and in 2011, she was named a “Brand Genius” by Adweek. Ms. Messing also serves on the board of Mashable, LLC. Ms. Messing holds a B.A. from Northwestern University and a J.D. from Stanford University. In considering Ms. Messing for continued service on the Board, the Nominating and Corporate Governance Committee took into account her experience as an executive of companies with significant operations and marketing success in the online industry, and deep experience and background in the media industry.

Michael Steib (39) has been our Chief Executive Officer and has served as one of our directors since March 2014. Mr. Steib joined XO Group in July 2013 as President. Prior to joining XO Group, Mr. Steib served as Chief Executive Officer at Vente-Privee USA beginning in 2011. Prior to that position, Mr. Steib served at Google, Inc. as Director, Google TV Ads from January 2007 to September 2009, and Managing Director, Emerging Platforms, from September 2009 to July 2011. From 2001 through 2006, Mr. Steib held positions at NBC Universal/General Electric, where he served as General Manager, Strategic Ventures, and prior to that as Vice President, Business Development. In addition, he previously worked on the development of new media businesses for Walker Digital, LLC, and as a management consultant with McKinsey & Company. Mr. Steib currently serves on the board of Ally Financial Inc. Mr. Steib received a B.A. in Economics from the University of Pennsylvania. In considering Mr. Steib for continued service on the Board, the Nominating and Corporate Governance Committee took into account his provision of a Company perspective in Board discussions about our operations, as well as a deep understanding of the strategies necessary to grow and run our business.

Corporate Governance

Overview. The Board of Directors has adopted Corporate Governance Guidelines and implemented a number of corporate governance procedures to further strengthen the Board’s capacity to oversee XO Group and to serve the long-term interests of its stockholders. The Corporate Governance Guidelines, as well as charters for the Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee, codes of conduct and other documents setting forth XO Group’s corporate governance practices, can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com.

Director Independence. In February 2016, the Board of Directors undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that a majority of its directors (Mr. Baker, Ms. Irvine, Ms. Messing, Mr. Sachse, Ms. Schimel and Mr. Zeisser) are independent as defined by Rule 303A.02 of the New York Stock Exchange (“NYSE”) and Rule 10A-3 promulgated by the Securities and Exchange Commission (the “SEC”). Rule 10A-3 provides a safe harbor position that a person who is not the beneficial owner, directly or indirectly, of more than 10% of our Common Stock, and who is not one of our executive officers, will not be deemed to be an affiliate of XO Group for purposes of satisfying the audit committee member independence rules.

Codes of Conduct. The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, and a Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Both codes can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to XO Group Inc. at 195 Broadway, 25th Floor, New York, New York 10007, Attention: Investor Relations. The purpose of these codes is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by XO Group; and to promote compliance with all applicable rules and regulations that apply to XO Group and its officers, directors and employees.

Board Leadership Structure. The leadership structure of our Board has included a Lead Independent Director since May 2014. The Lead Independent Director is currently Mr. Zeisser. Our non-management Board members meet at regularly scheduled executive sessions without management present in conjunction with each in-person meetings. The Lead Independent Director conducts and presides at these meetings. At least once a year, such meetings include only the independent members of the Board. In addition, the Lead Independent Director may call such meetings of the non-management Board members as he or she deems necessary or appropriate, may also be designated to preside at any Board or stockholder meeting and presides at all Board meetings at which the Chairman of the Board and Chief Executive Officer are not present. Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting or request information that has not otherwise been provided to the Board. Additionally, the Lead Independent Director reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board Meetings or other Board action. Each Board member has complete and open access to any member of management and to the chairperson of each Board committee for the purpose of discussing any matter related to the work of such committee. The Lead Independent Director also serves as a liaison, but not a buffer, between the Chairman of the Board and the Chief Executive Officer and independent Board members. The Lead Independent Director is also available to communicate with stockholders, as appropriate, if requested by such stockholders.

The roles of Chairman of the Board and Chief Executive Officer are currently filled by separate individuals. Mr. Liu, our former Chief Executive Officer, continues to lead the Board as Chairman, and Mr. Steib serves as our Chief Executive Officer, a position he has held since March 2014. While the roles of Chairman of the Board and Chief Executive Officer are currently separated, the Board believes that it should maintain the flexibility to determine which leadership structure best serves the interests of the Company based on the Board’s assessment of the Company’s needs and leadership at a given point in time. Accordingly, our corporate governance guidelines do not preclude the Chief Executive Officer from also serving as Chairman of the Board. Currently, the Board believes that separating the Chairman and Chief Executive Officer roles and empowering a Lead Independent Director with robust authority is the best leadership structure for the Company and will continue to help XO Group better explore its current opportunities. Mr. Steib will continue to provide a new perspective and additional operational and executive leadership. Mr. Liu, as Chairman of the Board, and Mr. Zeisser, as Lead Independent Director, will continue to work closely with Mr. Steib and the rest of the Board in support of XO Group’s overall strategic direction and positioning in the market.

The Board will continue to review our leadership structure periodically. We believe that independent and effective oversight of our business and affairs is maintained through the composition of our Board, the leadership of our independent directors and board committees, and our governance structures and processes already in place.

Board Role in Risk Oversight. The Board of Directors plays a significant role in providing oversight of our management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of our enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to our financial statements and processes, and has determined that our internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to our compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to our corporate governance practices. Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to XO Group Inc. at 195 Broadway, 25th Floor, New York, New York 10007, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors.

Board Meetings and Committees

The Board met five times in the year ended December 31, 2015. The Board has a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee, for which the meetings are described below.

In addition to the meetings of the committees of the Board of Directors, our non-employee members of the Board of Directors met five times in executive session in 2015.

Each director on the Board attended at least 75% of the total number meetings of the Board that were held during the 2015 fiscal year. Each director on a Board committee attended at least 75% of the total number of meetings held by all committees of the Board on which he or she served that were held during the 2015 fiscal year, except for Ms. Schimel. Our policy on director attendance at annual meetings of stockholders calls for directors to be invited, but they are not required to attend the annual meetings of stockholders. Two directors, Mr. Liu, our Chairman of the Board, and Mr. Steib, our Chief Executive Officer, attended the 2015 Annual Meeting of Stockholders in person.

The Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee charters can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Mr. Baker (Chair) and Mr. Zeisser. The Nominating and Corporate Governance Committee met six times in 2015. The Nominating and Corporate Governance Committee reviews and recommends changes to our Corporate Governance Guidelines and selects director nominees to the Board consistent with criteria approved by the Board. This Committee also makes recommendations to the Board concerning the structure and membership of the Board committees and oversees the annual evaluation of the Board and Board committee performance. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a charter approved by the Board of Directors.

The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Board. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that will facilitate and enhance the Board’s deliberations and decisions, as well as its oversight of our business and affairs.

The Board of Directors has also determined that the Nominating and Corporate Governance Committee will consider director candidates that are recommended by stockholders. This Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. The general qualifications and specific qualities and skills established by the Board for directors are set forth in Attachment A of our Corporate Governance Guidelines. Stockholders wishing to bring a nomination for a director candidate before a meeting of stockholders must give written notice to XO Group’s Corporate Secretary, pursuant to the procedures set forth in this section under “Communicating with the Board of Directors” and subject to the deadline set forth under the “Deadline for Receipt of Stockholder Proposals” section of this Proxy Statement. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and our Bylaws. Our Bylaws can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating and Corporate Governance Committee concerning the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request a third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of the NYSE and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the nominee’s skills and experience in areas that are relevant to our businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

Compensation Committee

The Compensation Committee is currently composed of Ms. Irvine (Chair) and Ms. Messing. The Compensation Committee met sixteen times in 2015. The Compensation Committee evaluates the performance of our executive officers and establishes and oversees our executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer and our other executive officers. The Compensation Committee also reviews and makes recommendations to the Board concerning the compensation of our independent directors and administers our stock incentive plans, which includes, without limitation, approving (and, with respect to our independent directors, recommending) the grant of stock options and restricted stock, the timing of the grants, the price at which options are to be offered and the number of shares for which options and restricted stock are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. Each member of this committee is an independent director under applicable NYSE listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee has the authority to retain, terminate and set the terms of our relationship with any outside advisors who assist the Committee in carrying out its responsibilities. In January 2015, Frederic W. Cook & Co., Inc. was engaged by the Compensation Committee as its independent compensation consultant to provide advice and recommendations on competitive market practices for executive officers, and to help the Compensation Committee (i) establish and implement its compensation philosophy for fiscal year 2015, (ii) evaluate compensation proposals recommended by management, and (iii) make executive compensation decisions.

Audit Committee

The Audit Committee is currently composed of Mr. Baker (Chair), Mr. Sachse and Ms. Schimel. The Audit Committee met ten times in 2015. The Audit Committee appoints our independent auditors, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent auditors, reviews with management and the independent auditors our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between XO Group and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors.

Each member of the Nominating and Corporate Governance Committee, Compensation Committee and the Audit Committee is independent, as independence is defined by the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board has also determined that each member of the Audit Committee is financially literate, as required by NYSE rules, and has accounting or related financial management expertise within the meaning of the applicable NYSE rules. The Board has also determined that each of Mr. Baker, Mr. Sachse and Ms. Schimel qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of Mr. Baker’s, Mr. Sachse’s and Ms. Schimel’s level of knowledge and experienced based on a number of factors, including their respective formal education, experience, business acumen and independence.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The three nominees for the class of directors whose terms expire at the 2019 Annual Meeting of Stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of XO Group. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Unless otherwise instructed, the Proxy holders will vote each returned Proxy “FOR” the nominees named above.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Charles Baker, Peter Sachse and Michael Zeisser, the three Class II nominees listed above.

PROPOSAL TWO—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has reappointed the firm of Ernst & Young LLP, the independent registered public accounting firm for XO Group during the year ended December 31, 2015, to serve in the same capacity for the year ending December 31, 2016, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The appointment of independent auditors is made annually by the Audit Committee and subsequently submitted to the stockholders for ratification. Before making its appointment of Ernst & Young, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for XO Group. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young in all of these respects.

Fees

Audit Fees

The aggregate fees for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for other attest services, primarily assistance with and review of documents filed with the SEC, were $1,255,000 and $860,000 for 2015 and 2014, respectively. Included in the $1,255,000 for 2015 audit fees is $199,000 of amounts that have not been billed to us as of December 31, 2015.

Audit-Related Fees

No audit-related services were rendered during 2015 or 2014.

Tax Fees

The aggregate fees for tax compliance, tax consulting and tax planning services rendered by Ernst & Young were $0 and $317,663 for 2015 and 2014, respectively. All such tax fees had been billed to us as of December 31, 2015.

All Other Fees

The aggregate fees for other services, consisting of the Ernst & Young online accounting reference tool, were $2,170 and $1,800 for 2015 and 2014, respectively. No other services were rendered by Ernst & Young during 2015 and 2014 other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services and has considered whether the provision of the services covered by the categories “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Ernst & Young. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each year, Ernst & Young provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by Ernst & Young or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as XO Group’s independent registered public accounting firm for the year ending December 31, 2016.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of XO Group’s financial statements;

•	the adequacy of XO Group’s system of internal accounting and financial controls;

•	the appointment, engagement and performance of the independent registered public accounting firm and the evaluation of the independent auditors’ qualifications and independence; and

•	XO Group’s compliance with legal and regulatory requirements.

In discharging its responsibilities, the Audit Committee is not itself responsible for the planning or the performance of audits, or for any determination that XO Group’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of XO Group’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by XO Group. XO Group’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing XO Group’s financial statements and for reviewing XO Group’s unaudited interim financial statements.

The members of our Audit Committee during the year ended December 31, 2015 were as follows: Mr. Baker, Mr. Sachse and Ms. Schimel.

The Audit Committee met ten times in 2015. Certain of the Audit Committee’s meetings included separate discussions with management and Ernst & Young.

As part of its oversight of XO Group’s financial statements, the Audit Committee reviewed and discussed with both management and Ernst & Young all annual financial statements and quarterly operating results before their issuance. Management represented to the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality of XO Group’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of XO Group’s annual consolidated financial statements and whether there were any audit problems.

The Audit Committee discussed with Ernst & Young that firm’s independence from XO Group and management. The Audit Committee obtained and reviewed the written disclosures and letter pursuant to Rule 3526 of the PCAOB and provided to the Audit Committee by Ernst & Young. The Audit Committee also discussed with Ernst & Young:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality control review (or peer review) of the firm; and

•	all relationships between the firm and XO Group.

The Audit Committee reviewed and pre-approved the fees for services rendered by Ernst & Young for 2015 and considered whether the provision of non-audit services by Ernst & Young in 2015 was compatible with maintaining the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in XO Group’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee has appointed Ernst & Young as XO Group’s independent registered public accounting firm for the year ending December 31, 2016.

Submitted by the Audit Committee of the Board of Directors of XO Group Inc.:

Charles Baker (Chair)
Peter Sachse
Elizabeth Schimel

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MANAGEMENT

The following table sets forth, as of April 12, 2016, the name, age and position of each of our executive officers.

Name	Age	Position
Michael Steib	39	Chief Executive Officer and President
Gillian Munson	45	Chief Financial Officer, Treasurer and Secretary
Nic Di Iorio	56	Chief Technology Officer
Kristin Savilia	46	President of Local Marketplace

Michael Steib has been our Chief Executive Officer since March 2014 and joined XO Group in July 2013 as President. See “Continuing Directors for Term Ending upon the 2015 Annual Meeting of Stockholders (Class I)” above for a discussion of his business experience.

Gillian Munson is our Chief Financial Officer, Treasurer and Secretary, and joined XO Group in November 2013 from Allen & Company LLC, where she was Managing Director leading the firm’s principal investing and outreach activities with early stage technology-oriented companies. Ms. Munson was also a Vice President, Business Development at Symbol Technologies from March 2003 through July 2007. Prior to joining Symbol Technologies, she was an Executive Director and Senior Equity Analyst at Morgan Stanley, where she covered the mobile, storage and personal computing sectors. Ms. Munson began her career as a Research Associate at Hambrecht & Quist. Ms. Munson currently serves on the board of Monster Worldwide, Inc. Ms. Munson received a B.A. in Political Science and Economics from Colorado College.

Nic Di Iorio is our Chief Technology Officer and joined XO Group in February 2008. Prior to joining XO Group, Mr. Di Iorio was the co-Founder and Chief Executive Officer of City 24/7 LLC from October 2006 to January 2008 and served as the Chief Technology Officer of the Interpublic Group of Companies (IPG) from October 2003 to June 2006. Before that, Mr. Di Iorio held the dual role of Executive Vice President, Chief Information Officer of the McCann WorldGroup (a wholly-owned subsidiary of IPG) and Chief Executive Officer of Marketing Communications Technologies Inc. (a wholly-owned subsidiary of the McCann WorldGroup), from April 1995 to September 2003. Before joining McCann, Mr. Di Iorio spent four years at Young & Rubicam as Vice President, Information Technology. He also spent ten years in Research and Development organizations at GTE and AT&T Bell Laboratories working on new technologies in the area of distributed systems, data networking, security and telecommunications. Mr. Di Iorio received a B.S. from City College of New York and earned an M.S. from NYU’s Polytechnic School of Engineering.

Kristin Savilia is our President of Local Marketplace, and joined XO Group in July 2005. Since joining XO Group, Ms. Savilia has served in several roles with the Company, most recently as Executive Vice President of Local Enterprise from September 2011 to April 2015. From September 1999 to June 2005, Ms. Savilia was Executive Director of Bridal and Gift Registry at Linens ‘n Things, Inc. Prior to that, she was a Regional Bridal Director and a buyer for Macy’s beginning in 1991. Ms. Savilia received a B.A. in History from Dartmouth College.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, policies, and practices with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions with respect to our named executive officers. For fiscal year 2015, our named executive officers, or NEOs, were as follows:

•	Michael Steib, our Chief Executive Officer and President;

•	Gillian Munson, our Chief Financial Officer, Treasurer and Secretary;

•	Kristin Savilia, our President of Local Marketplace;

•	Nic Di Iorio, our Chief Technology Officer; and

•	Rob Fassino, our former Chief Product Officer.

Although Mr. Fassino’s employment with the Company terminated on September 18, 2015, he is still a named executive officer for purposes of the Summary Compensation Table because if he had continued employment through the remainder of fiscal year 2015, he would have been one of the three highest paid executive officers for fiscal year 2015 (other than the Chief Executive Officer and the Chief Financial Officer).

As further described in the “Board Committees and Meetings” section of this Proxy Statement, the Compensation Committee of the Board (referred to in this discussion as the “Committee”) is responsible for determining the total direct compensation of our executive officers, including base salary, incentive pay, and the grant of stock options and restricted stock awards.

This CD&A contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may potentially differ materially from currently planned programs as summarized in this discussion.

Executive Summary

Company Overview

XO Group was founded in 1996 and our mission is to help people navigate and truly enjoy life’s biggest moments, together. As further discussed below, we are in the midst of a strategic transformation as we seek to grow our transaction opportunities and revenue, expand our online advertising offerings and reach, and increase our market share of advertising and commerce in the baby space. To achieve our business objectives, we will continue to need a highly talented and seasoned team of business professionals.

2015 Business Highlights

Highlights of our 2015 company performance include the following:

•	Our Adjusted EBITDA[1] increased by $4.9 million (19.8%) year-over-year, to $29.5 million, the highest recorded by the Company.

•	We generated net revenue of $141.6 million, a decrease of 1.4% compared to 2014. Excluding revenue from our merchandise operations, which we exited in the first quarter of 2015, revenue for the year ended December 31, 2015 increased 10.2% year-over-year.

•	Online advertising revenue on TheBump.com increased 25.3% year-over-year.

•	Transaction revenue increased 41.8% year-over-year driven by an increase in revenue related to guest purchase conversions with our retail partners.

•	We recruited new members to our leadership team, Brent Tworetzky, EVP, Product and Michelle Dvorkin, EVP, Human Resources.

1	Adjusted EBITDA, EBITDA, Revenue as adjusted, and EBITDA as adjusted are non-GAAP financial measures that exclude certain items. Please refer to Appendix A to this Proxy Statement for a reconciliation of these measures relative to reported GAAP financial measures. To evaluate performance in a manner consistent with how management evaluates our operational results and trends, the Compensation Committee applies certain business performance metrics that are measured on a non-GAAP basis to both long-term and annual incentive awards.

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•	Expense savings from the exit of our Ijie operations at the end of 2014 and our merchandise operations in the first quarter of 2015 were reinvested in all areas of the business, with a particular focus on investments that enhance our transactional marketplace.

•	We utilized $8.1 million of cash for strategic transactions, including a July 2015 investment in Jetaport, Inc., a hotel room block marketplace, and in October 2015, the acquisition of GigMasters.com, the leading local entertainment marketplace.

•	We repurchased $8.8 million of shares of Common Stock as part of a $20.0 million share repurchase authorization.

•	We ended the year with $88.5 million in cash and cash equivalents and no debt.

2015 Compensation Highlights

Highlights of our executive compensation program during 2015 include:

•	For 2015, the base salaries for our NEOs remained unchanged from 2014;

•	In January 2015, the Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent outside compensation consultant, to evaluate our compensation programs and to aid in enhancing our compensation philosophy and designing our compensation program. Based on these recommendations:

○	We updated our peer group to a peer group more suitable in terms of size and business focus;

○	In March 2015, the Committee established a plan to provide long-term incentive compensation to the NEOs through the grant of equity awards, as further detailed below, to each of our NEOs, reflecting the Committee’s continued belief that equity should be a substantial portion of each NEO’s compensation package. The Committee awarded the value of the equity in a mixture of restricted stock and stock options;

○	In March 2015, the Committee redesigned the 2015 Executive Bonus Plan to emphasize financial performance, which provided each NEO with the opportunity to receive a cash bonus, as a percentage of his or her base compensation, based upon the achievement of revenue and EBITDA performance goals for fiscal year 2015. Total bonus payments to the NEOs under the 2015 Executive Bonus Plan totaled $1,292,742;

•	In March 2015, we granted, pursuant to Mr. Steib’s employment agreement, shares of performance-based restricted stock to Mr. Steib that vest based on our achievement of financial and operational goals for fiscal year 2015;

•	In April 2015, we implemented new stock ownership guidelines for our executive officers; and

•	We conducted an advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote, at our 2015 Annual Meeting of Stockholders, which was approved by over 99% of the votes affirmatively cast at the meeting.

The following charts illustrate the fiscal year 2015 pay mix of our chief executive officer and the average pay mix of our other NEOs as a group. For purposes of the charts, the 2015 base salary is annualized and the bonus is based on the dollar value of the target bonus under the 2015 Executive Bonus Plan (as defined below). The amounts calculated and represented in the charts below do not reflect the actual amounts awarded to our NEOs under the 2015 Executive Bonus Plan for fiscal year 2015. The long term equity incentive percentages are calculated using the grant date fair value of the stock options (captioned as “Option Awards” in the charts below), restricted stock (captioned as “RS Awards”) and performance restricted stock (at the target number of shares subject to such award) (captioned as “Performance RS Awards”), computed in accordance with Topic 718 of the Financial Accounting Standards Board (“ASC Topic 718”). The charts do not account for payments we make for health and life insurance benefits, transportation benefits, or 401(k) matching contributions, as those amounts are relatively small and are generally available to all of our other salaried employees.

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Philosophy and Objectives of Our Compensation Program

Philosophy. Our executive compensation program emphasizes teamwork and long-term value creation through a philosophy of tying a meaningful portion of compensation to the long-term value of our business and establishing responsible pay practices that have a reasonable cost structure and do not encourage unnecessary or excessive risk taking. We strive to establish effective compensation programs that create an environment that allows us to attract and retain top quality management, motivate our executives to contribute to the growth and profitability of our business, foster leadership and our company culture, and align the interests of our executives and our stockholders.

Objectives. Our executive compensation program is designed to achieve a number of objectives:

•	Attract, Retain and Motivate. Provide competitive total compensation opportunities that enable us to attract, retain and motivate our NEOs with the experience and skills to manage our growth and lead us to our next stage of development and ensure our continued success;

•	Align Interests with Stockholders. Align the interests of our executive officers with those of our stockholders by establishing rewards linked to the creation of long-term value for our stockholders;

•	Incentivize Performance. Reward achievement of our annual and long-term financial objectives by awarding a balance of cash and equity compensation for consistent achievement (and over-achievement) against such company-based financial objectives; and

•	Cultivate Leadership. Promote teamwork to find and create synergies that foster the growth and profitability of our business while also recognizing the role that each executive officer plays in our success.

Important Components of our Executive Compensation Program

In developing our executive compensation policies and practices, we strive to implement and maintain sound governance standards consistent with our philosophy. The Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals and the market in which we compete for executive talent and to align the interests of our executives and our stockholders by establishing rewards linked to the creation of long-term value for our stockholders. The following policies and practices were in effect during fiscal year 2015:

•	Independent Committee. The Committee is comprised solely of independent directors.

•	Independent Committee Advisors. Our Committee may engage its own independent compensation consultant from time to time as it determines appropriate. In making its determinations with respect to executive compensation, the Committee had not historically engaged the services of a compensation consultant. However, for fiscal year 2015, the Committee engaged F.W. Cook as an independent compensation consultant to help the Committee establish and implement its compensation philosophy and plan.

•	Annual Executive Compensation Review. The Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•	Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

○	Offer Letters. Although we typically sign a standard agreement with each of our executive officers upon hire, all of our executive officers are “at will” employees and these agreements do not provide for guaranteed annual equity grants (except for grants of shares of performance-based restricted stock to our Chief Executive Officer through the end of fiscal year 2016 as further described herein), guaranteed increases to salaries, or guaranteed annual incentive bonuses;

○	Emphasis on Variable Compensation. Our executive compensation is weighted toward at-risk, performance-based compensation in the form of an incentive bonus opportunity that is based on the achievement of specified financial results and personal, strategic and operational objectives, and long term equity incentive grants in the form of restricted stock and option awards;

○	Performance-Based Incentives. We use performance-based short-term and long-term incentives. Based on pre-established financial and personal performance objectives, the Committee awarded the NEOs on average 126.6% of their target bonus awards for fiscal year 2015;

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○	Multi-Year Vesting Requirements. Time-based equity awards granted to our NEOs vest or are earned over multi-year periods, consistent with current market practice and our retention objectives;

○	“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid);

○	Minimum Stock Ownership Guidelines. Each of our executive officers, and certain other members of our leadership team as identified by the Committee, will be required to own shares of Common Stock equal to a certain multiple of his or her annual base salary;

○	No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our NEOs other than the plans available to all employees;

○	Perquisites. We do not typically provide any special executive perquisites. As our Committee deems appropriate, we occasionally pay relocation expenses when we hire key employees. We also provide some minimal perquisites that we broadly provide to all of our full-time regular employees;

○	No Tax Gross-Ups. We do not offer tax gross-ups to our NEOs, except for one of our NEOs who, in a legacy agreement, would receive a tax gross up for additional taxes imposed under Code Section 409A, which we do not believe will apply;

○	No Stock-Option Repricing. Since our initial public offering in 1999, we have not repriced any underwater stock options;

○	No Special Health or Welfare Benefits. Our NEOs participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

○	Policy against Speculative Trading. We maintain a “no-hedging” policy that prohibits all of our directors, officers and employees from hedging their economic interest in the shares of our stock they hold; and

○	Compensation Risk. The Committee regularly reviews our compensation plans for risk. The Committee has determined the Company’s compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on the Company.

To date, we have not implemented any policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Compensation Setting Process

Role of the Committee

The Committee is comprised solely of independent directors and is responsible for establishing, overseeing and administering our executive compensation program, in all cases, consistent with our philosophies and objectives. The Committee regularly consults with and reports to our full Board of Directors on its deliberations and actions. For our non-Chief Executive Officer named executive officers, the Committee also consults with our Chief Executive Officer when reviewing and adjusting compensation for such executives.

The Committee reviews on an annual basis our executive compensation program, including any incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and has the authority to establish and implement any modifications or new plans or programs.

The Committee relies upon its judgment in making compensation decisions, after reviewing the Company’s performance and carefully evaluating each executive’s performance against established goals, leadership qualities, operational performance, business responsibilities, career with XO Group, current compensation arrangements and long-term potential to enhance stockholder value.

Role of Management

In carrying out its responsibilities, the Committee works with members of our management team, including our Chief Executive Officer. Historically, our management team has assisted the Committee by providing information on the Company and individual performance, market data, and management’s perspective and recommendations on compensation matters.

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Typically, our Chief Executive Officer has made recommendations to the Committee regarding the compensation of our employees, including our named executive officers (except with respect to his own compensation), and attends that portion of the Committee meetings in which compensation matters are discussed (except he recuses himself from that portion of Committee meetings with respect to discussions involving his own compensation).

While our Committee has solicited and reviewed our Chief Executive Officer’s recommendations and proposals with respect to compensation-related matters, it has only used these recommendations and proposals as one factor in making compensation decisions for our employees, including our named executive officers. No executive officer participated directly in the final determinations of the compensation committee regarding the amount of any component of his or her own 2015 compensation package.

Role of Compensation Consultant

The Committee has the power to engage independent advisors to assist it in carrying out its responsibilities. In connection with its 2015 executive compensation decisions, the Committee engaged F.W. Cook as its independent compensation consultant, to: (1) review our peer group; and (2) evaluate our executive compensation relative to market data. We paid for the cost of the services provided by F.W. Cook; however, this consultant reported directly to the Committee and not to management with respect to executive compensation matters. The Committee retains the authority to direct, terminate, or continue the services of the compensation consultants that it engages. The Committee analyzed whether the work of F.W. Cook as a compensation consultant raised any conflict of interest, taking into consideration applicable independence factors under SEC rules. Based on these factors, the Committee determined that there were no conflicts of interest with respect to F.W. Cook providing services to the Committee.

Use of Competitive Data

As part of its process, the Committee reviews executive compensation elements for a select group of publicly traded Internet and media companies with operating characteristics and market capitalization similar to XO Group, as well as industry leaders. We compile this information from proxy statements and other public reports filed by these companies. The Committee believes this information provides a reasonable indication of the market for executive services in which we compete.

In January 2015, the Committee engaged F.W. Cook to assist in revising and modifying the peer group to evaluate executive compensation in 2015 and later. In adjusting the peer group, the Committee, together with F.W. Cook, considered the following criteria:

•	Peers within the Company’s GICS Industry (Internet Software & Services);

•	Annual revenues at a multiple of approximately 0.2 - 5.0 to that of the Company; and

•	Companies that represented more suitable comparisons in terms of size and business focus.

As a result of the peer group review and based on the recommendation by F.W. Cook that were approved by the Committee, 3 prior peers (Netflix, Priceline and The Street) were removed and 12 new peers were added. Our fiscal year 2015 peer group was as follows:

1-800 Flowers.com	Demand Media	Stamps.com
Angie’s List	DHI Group	TechTarget
Autobytel	Everyday Health	Travelzoo
Bankrate	Marchex	TrueCar
Blucora	Martha Stewart Living	Trulia
Blue Nile	Monster Worldwide	United Online
Care.com	Opower	WebMD Health

The Committee intends to review our peer group at least annually and make adjustments to its composition as necessary to reflect appropriately the market in which we compete for talented leaders.

Elements of Executive Compensation

Executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance. We do not set apportionment goals for each form of compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with XO Group. The primary elements of the compensation packages for our executive officers currently include the following:

•	Base salary and benefits which are designed to attract, retain and motivate executives over time.

•	Annual cash incentives under our executive incentive plan which are designed to attract, retain and motivate executives over time, while also aligning leaders with our annual financial and operational goals.

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•	Long-term incentives in the form of equity awards under our stock incentive plan of both stock options and restricted Common Stock, all of which are designed to align the interest of each executive officer with those of our stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake. Historically, long-term equity incentives have represented the most significant element of compensation for our executive officers.

We do not currently maintain any retirement plans or plans that provide for deferral of compensation other than our 401(k) savings plan.

Base Salary

The base salary for each executive officer is determined on the basis of a number of factors: experience, personal performance, the median salary levels in effect for similar positions within the comparison group of companies and internal base salary comparability considerations. The weight given to each of these factors may differ from individual to individual as the Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made effective in the first quarter in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Committee takes into account XO Group’s performance in the year then ended. For fiscal year 2015, the base salaries for each of our executive officers remained unchanged from fiscal year 2014, as the Committee determined the current base salary amounts remained reasonable and appropriate in light of their personal performance and the performance of XO Group as a whole.

Annual Cash Incentive Bonus

2015 Executive Bonus Plan. In 2011, the Committee adopted, and our stockholders approved, the 2011 Long-Term Incentive Plan (“LTIP”), pursuant to which our executive officers and other employees may receive compensatory awards based on the achievement of specified performance goals related to the performance of the Company and/or its affiliates. In March 2015, the Committee approved a bonus program for fiscal year 2015 under the LTIP (the “2015 Executive Bonus Plan”).

Bonus Target. Under the 2015 Executive Bonus Plan, each participant, including each of our named executive officers, was eligible to earn a cash incentive bonus based on the target bonus percentage of annual base salary, as determined by the Committee. In March 2015, the Committee reviewed each named executive officer’s target bonus award as a percent of base salary and established a target percent for fiscal year 2015 (as set forth in the table below) for each named executive officer. In establishing such target percentages, the Committee desired to set an amount that would link a meaningful portion of each executive officer’s total compensation to the achievement of pre-determined performance goals and, thereby, link compensation to the performance of the Company.

Executive Officer(1)	Target Bonus %	2015 Annual Base Salary	Target Bonus Opportunity
Michael Steib	100%	$500,000	$500,000
Gillian Munson	50%	$350,000	$175,000
Kristin Savilia	50%	$350,000	$175,000
Nic Di Iorio	50%	$350,000	$175,000

(1)	Mr. Fassino is not included in this table as he terminated employment prior to December 31, 2015 and, therefore, was not eligible for a bonus under the 2015 Executive Bonus Plan for fiscal year 2015. However, his target bonus percentage was 50%.

Description of 2015 Executive Bonus Plan. A named executive officer’s entitlement to a bonus under the 2015 Executive Bonus Plan is contingent upon the achievement of pre-determined performance goals for the period January 1, 2015 to December 31, 2015 (the “2015 Performance Period”). For the 2015 Performance Period, the Committee established two equally weighted performance goals – Revenue and EBITDA, in each case, as adjusted. The Committee elected to use Revenue as adjusted, and EBITDA as adjusted, for the 2015 Performance Period because the Committee determined based on an evaluation of past performance metrics that Revenue and EBITDA, in each case, as adjusted, would be the best metrics to align the bonuses paid to the named executive officers with metrics that drive the value of the Company.

In establishing the Revenue and EBITDA targets, in each case, as adjusted, for the 2015 Performance Period, the Committee considered changes in business strategy and divestitures, such as the Company’s exit of its merchandise operations, and, therefore, based on the change in circumstances both the Revenue as adjusted and EBITDA as adjusted targets for 2015 is less than 2014, but still represented a substantial challenge for the Company to attain.

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A participant’s bonus under the 2015 Executive Bonus Plan is calculated based on the following formula:

•	“Corporate Performance %” means the sum of (x) 50% multiplied by the Revenue Achievement % plus (y) 50% multiplied by the EBITDA Achievement %

•	“Target Bonus %” means the target percentage specified for each participant in the above table.

•	“Award Factor %” has the meaning set forth under the heading “Achievement of 2015 Executive Bonus Plan” below.

•	“Base Salary” means the participant’s base salary as of March 1, 2015.

•	“Revenue as adjusted” is revenue as determined under U.S. GAAP and reported in the Company’s publicly filed financial statements for the Performance Period, adjusted as described in Appendix A to this Proxy Statement.

•	“EBITDA as adjusted” is earnings before interest, taxes, depreciation and amortization for the Performance Period, adjusted as described in Appendix A to this Proxy Statement.

•	“Revenue Achievement %” means the percentage achieved against the performance goal based on the below table; provided that it shall be 0% until achievement of at least the Base level goal and achievement between Base, Target and Peak shall be determined based on linear interpolation between the percentages listed below; provided further, that such percentage will be capped at 150%.

Level	Percentage of Bonus Achievement	Goal
Base	50%	$124,731,043
Target	100%	$138,590,048
Peak	150%	$152,449,053

•	“EBITDA Achievement %” means the percentage achieved against the performance goal based on the below table; provided that it shall be 0% until achievement of at least the Base level goal and achievement between Base, Target and Peak shall be determined based on linear interpolation between the percentages listed below; provided further, that such percentage will be capped at 150%.

Level	Percentage of Bonus Achievement	Goal
Base	50%	$12,006,336
Target	100%	$15,007,920
Peak	150%	$18,009,504

Achievement of 2015 Executive Bonus Plan. In March 2016, our Committee met and reviewed the results of the achievement against the financial goals established for fiscal year 2015. Following sets forth the results:

Performance Goal	Actual Result	Achievement Percentage	Weighting Percentage	Corporate Performance Percentage
Revenue as adjusted	$140,425,979	106%	50%	53%
EBITDA as adjusted	$24,697,002	150%	50%	75%
Total Corporate Performance Percentage				128%

Once the total Corporate Performance Percentage was determined, the Committee evaluated individual performance and set the individual modifier (the “Award Factor”) for each of the named executive officers based on the Committee’s determination of the performance of each named executive officer, subject to the overall bonus pool equal to 128% of target for the participants in the 2015 Executive Bonus Plan and the individual maximum bonus amount of 150% of target for any named executive officer.

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The resulting cash bonuses awarded to our named executive officers under the 2015 Executive Bonus Plan are set forth below:

Named Executive Officer(1)	Fiscal Year 2015 Cash Bonus
Michael Steib	$641,559
Gillian Munson	$224,546
Krsitin Savilia	$202,091
Nic Di Iorio	$224,546

(1)	Rob Fassino is not included in this table as he terminated employment prior to December 31, 2015 and, therefore, was not eligible for a bonus under the 2015 Executive Bonus Plan for fiscal year 2015.

Long-Term Incentives — Equity Incentive Plan Awards

Our long-term incentive compensation has historically been provided through grants of stock options and restricted stock under our stock incentive plan. Option grants allow the executive to acquire shares of our Common Stock at a fixed price per share, which is the closing market price of our Common Stock on the date of grant, during the term of the option. Historically, our option grants have had 10-year terms, although options granted in 2007 and 2013 to certain executive officers had 5-year terms. Each option generally becomes exercisable in installments over periods ranging up to four years from the grant date. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period, and then only if the market price of our Common Stock appreciates from the option’s exercise price. Restricted stock is issued to executives at par value ($0.01 per share) and generally vests in installments over periods ranging three to four years from the grant date. Accordingly, the restricted stock grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period. The value of the restricted stock to the executive increases as the market price of our Common Stock increases, but because no specific amount of market price appreciation is necessary for a return to be provided to the executive, the number of shares underlying our restricted stock grants is lower relative to the number of shares underlying our stock option grants.

The Committee considers several factors when determining to grant equity awards to an executive officer, including long-term incentive compensation awarded within the comparison group of companies, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year, the executive’s expected contribution to our long-term performance and the retention value of the award. All stock-based awards to executive officers are approved by the Committee, and grants are made on or following the date of the Committee approval. The Committee also approves any stock-based grants in connection with the hiring of an executive officer.

In March 2015, the Committee granted options and restricted stock to our NEOs, as set forth in the following table:

Executive Officer	Stock Option(1)	Restricted Stock Grant(1)
Michael Steib	79,277	18,007
Gillian Munson	49,548	11,255
Kristin Savilia	29,729	6,753
Nic Di Iorio	27,747	6,303
Rob Fassino	27,747	6,303

(1)	Vesting Schedule: ¼ of the shares subject to the award vest on the 1-year anniversary of the grant, and 1/16th of the total original number of shares subject to the award vest each quarterly anniversary thereafter, subject to continued service through each vesting date.

Pursuant to Mr. Steib’s employment agreement, Mr. Steib is eligible to receive a grant of an aggregate of 125,000 shares of performance-based restricted stock through the end of fiscal year 2016. Such shares would be granted in four annual installments of 31,250 shares each, and would be subject to performance-based vesting. The performance goals for the performance-based vesting requirements are set near the beginning of each year covered by the award. Selecting and setting goals on an annual basis allows the Committee to assess progress and changes in our business industry to ensure that the goals selected align with the Company’s strategic priorities and long-term best interests. On September 27, 2013, the Committee granted Mr. Steib 31,250 shares of performance-based restricted stock, which subsequently vested on February 4, 2014 based on Mr. Steib’s achievement of certain qualitative operational and strategic objectives towards setting the foundation for future long-term growth of XO Group. On March 7, 2014, the Committee granted to Mr. Steib 31,250 of such shares of performance-based restricted stock, which subsequently vested on March 11, 2015 based on Mr. Steib’s achievement of the personal goals established by the Committee for Mr. Steib in connection with the 2014 Executive Bonus Plan. On March 11, 2015, the Committee granted Mr. Steib 31,250 shares of performance-based restricted stock, which subsequently vested on March 7, 2016 based on the Company’s achievement of the financial and operational goals set forth in the 2015 Executive Bonus Plan and the Committee’s determination that Mr. Steib has achieved his personal goals with respect to fiscal year 2015.

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The grants of the above-described long-term incentive awards to Mr. Steib were awarded by the then-current Committee as one-time grants in order to maximize incentive and reward the performance to date. Upon review of the previous long-term incentive plan, the current Committee had determined, in 2015, to move to a more traditional structure comprised of a long-term equity incentive grant and a cash bonus, with the intent to help further align such executive’s interests with best market practices and the long-term interests of the Company and our stockholders.

Executive Severance and Change-In-Control Agreements

Our executive officers have offer letters or employment agreements with us which are terminable at any time. Under the agreements for each executive officer, if an executive is terminated by us “without cause” or resigns for “good reason,” the executive is entitled to a lump sum payment equivalent to one year’s salary plus continuation of all benefits associated with the executive’s employment during the one year following termination.

In addition to the above, Mr. Steib’s lump sum payment will be increased to two years’ salary if he terminates his employment as a result of (1) a material diminution in his duties as set forth in his employment agreement, (2) a breach of the provision of his employment agreement setting forth Mr. Steib’s general powers and duties of supervision and management of XO Group’s business, or (3) a change in XO Group’s reporting structure whereby, after June 30, 2014, any one or more of XO Group’s non-CEO executive officers do not report directly to Mr. Steib or his designee.

The terms “without cause” and “good reason” as defined in each executive’s offer letter or employment agreement are summarized below.

•	“Without cause” under the offer letters or employment agreements for our executive officers generally means a termination of the executive’s employment other than for death, disability or “cause” or any resignation by the executive other than for “good reason.”

•	“Cause” under the offer letters or employment agreements for our executive officers generally means (1) the executive’s failure to perform the principal elements of his or her duties, which failure is not cured within 20 days following written notice, (2) the executive’s conviction of, or plea of nolo contendere to, a felony or any other crime involving dishonesty, fraud, or moral turpitude, (3) the executive’s gross negligence or willful misconduct in connection with the performance of his or her duties and responsibilities, (4) the executive’s failure to comply with rules and policies governing employee conduct or Board directives, or (5) the executive’s breach of any non-disclosure, non-solicitation, non-competition or other restrictive covenant obligations.

•	“Good reason” under the offer letters or employment agreements for our executive officers generally means (1) any reduction of base salary, (2) the relocation of the executive’s principal place of business outside of New York City (although note that the amendments to the agreements with Mr. Steib and Ms. Munson, in each case, entered into in April 2014, revised this trigger to instead require a more than 20 mile relocation from their principal place of business), or (3) the material diminution of the executive’s responsibilities or authority, any reduction of the executive’s title or a change of the executive’s reporting structure. “Good reason” under Mr. Steib’s agreement also includes a material breach of their respective agreements by XO Group, the material and repeated interference by the Board with the discharge of their respective duties and responsibilities at any time following a change-in-control transaction. “Good reason” under Mr. Steib’s agreement further includes: (1) a material reduction in his annual bonus or long term incentive opportunity, (2) any diminution of his title, (3) a material diminution of his duties, authorities or responsibilities as set forth in his employment agreement or any breach of the provision of his employment agreement setting forth Mr. Steib’s general powers and duties of supervision and management of XO Group’s business, and (4) a change in XO Group’s reporting structure whereby, after June 30, 2014, any one or more of XO Group’s non-CEO executive officers do not report directly to Mr. Steib or his designee.

Upon voluntary termination (unless for “good reason” as described above), termination for cause, death or disability, each of our executive officers would receive benefits available generally to all our employees, including distributions from the 401(k) plan, disability benefits, if applicable, and accrued vacation pay, if applicable. With the exception of termination for cause, vested stock options held by each executive officer would remain exercisable for periods also available generally to our employees. Upon termination for cause, all outstanding stock options held by our executive officers would be cancelled immediately and all unvested shares of restricted Common Stock would be forfeited.

The unvested equity awards granted to each of the named executive officers in fiscal year 2015 fully vest and become exercisable, if applicable, if either the Company terminates the named executive officer’s employment without cause or the named executive officer resigns for good reason, in each case, upon the consummation of, or at any time following, a change-in-control of the Company. Additionally, if the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue the equity awards held by the named executive officers at the time of a change-in-control, then 100% of the then unvested shares subject to such awards, as applicable, shall fully vest and, if applicable, become exercisable immediately prior to, and contingent upon, the consummation of such change in control.

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In addition, if Mr. Steib’s or Ms. Munson’s employment is terminated without cause or such named executive officer resigns for good reason in connection with a change-in-control of the Company, then, (1) with respect to Mr. Steib, both the time-vested restricted stock and options granted to Mr. Steib, and with respect to Ms. Munson, the restricted stock granted to Ms. Munson, in connection with the commencement of their employment with the Company in 2013, will vest in an amount equal to 50% of the amount unvested prior to such termination or, if greater, the amount that would become vested on the first anniversary of the termination (assuming they had continued employment with the Company through such date), (2) with respect to Mr. Steib, the performance-vested restricted stock granted to Mr. Steib pursuant to his employment agreement will vest upon an assessment, to be made by the Committee prior to the change-in-control, that any applicable objective performance goals have been achieved for the then-current or most recent performance period, and (3) any unvested awards granted to Mr. Steib or Ms. Munson, as applicable, under the LTIP that are paid in the form of an equity award will become fully vested according to the terms of the LTIP. Further, Ms. Savilia’s employment terms provide that in no event will the terms of equity awards granted to her with respect to accelerated vesting upon a change-in-control of the Company be less favorable than the terms made available to any other executive officer.

For additional information regarding estimates of amounts payable in connection with executive severance or a change-in- control, see the “Potential Payments upon Termination or Change-in-Control” tables.

Retirement and Other Benefits

We maintain a tax-qualified Section 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Under this plan, participants may elect to make pre-tax contributions, not to exceed the applicable statutory income tax limitation (which was $18,000 in 2015). In 2015, we provided a matching contribution equal to 25% of the first 4% of a participant’s salary deferrals. Our contributions to the accounts of our named executive officers are shown in the All Other Compensation column of the Summary Compensation Table below. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

Additional benefits received by our named executive officers include Company-funded group life insurance, transportation benefits, group medical plans and medical and dependent care flexible spending accounts available to salaried employees generally, and participation in an employee stock purchase plan available to employees generally.

Except as described herein, we generally do not provide perquisites or other personal benefits to our named executive officers. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites in limited circumstances, such as where we believe they are appropriate to assist our executives in the performance of their duties, to make our executives more efficient and effective, and/or for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Committee.

While we intend to continue to maintain our current benefits for our named executive officers, we have discretion to revise, amend, or add to them. We believe these benefits and perquisites are at competitive levels for comparable companies.

Stock Ownership Guidelines

The Board believes that our executive officers and certain other members of our leadership team should own and hold our Common Stock to further align their interests with the interests of our stockholders and to further promote our commitment to sound corporate governance. Therefore, in April 2015, the Committee adopted the following minimum stock ownership guidelines applicable for our executive officers:

Each of our executive officers, and certain other members of our leadership team as identified by our Compensation Committee, is required to own Common Stock equal to a multiple of his or her annual base salary as follows: three times base salary in the case of our Chief Executive Officer, two times base salary in the case of our Chief Financial Officer, and one time base salary in the case of all others. Each person has until the later of April 2020 or five years from the date that the person is appointed and subject to these guidelines to attain and maintain such ownership levels. The Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. For purposes of these guidelines, the value of a share shall be measured as the greater of the then- current market price or the closing price of a share of the Common Stock on the acquisition date.

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Recoupment Policy and Other Potential Impact from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of cash or equity performance-based or incentive compensation paid or rewarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Policy on Stock Trading and Hedging

We have in place a pre-clearance process for all trades in our securities which all executive officers and other insiders must follow. Executive officers and other insiders are also prohibited from short-selling our Common Stock or engaging in hedging transactions involving traded options, warrants, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock. This prohibition includes, but is not limited to, trading in XO Group-based put and call option contracts, derivatives transactions in straddles, and the like.

Tax and Accounting Considerations

In determining executive compensation, the Committee also considers, among other factors, the possible tax consequences to us and to our executives, accounting consequences to us and the impact of certain arrangements on stockholder dilution. However, to maintain maximum flexibility in designing compensation programs, the Committee, while considering these items as factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to have a particular tax or accounting result, to be deductible by the Company, or to achieve a specific level of stockholder dilution.

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, to $1.0 million per executive per year, unless certain requirements are met. While the Committee is mindful of the benefit to us of the full deductibility of compensation, the Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change-in-control of XO Group that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A of the Code. We do not have any agreements to pay any named executive officer, other than Ms. Savilia, a “gross-up” or other reimbursement payment for any tax liability that he or she might owe, including as a result of the application of Sections 280G, 4999 or 409A. Pursuant to Ms. Savilia’s employment terms, if any payment or benefit provided pursuant to Ms. Savilia’s employment terms would be subject to additional tax, interest and/or penalties pursuant to Section 409A of the Code, Ms. Savilia shall be entitled to a payment equal to such additional tax, interest and/or penalties, plus an amount equal to any tax, interest and/or penalties on such payment.

Impact of Last Year’s Say-On-Pay Vote

At last year’s Annual Meeting, our stockholders approved the compensation of our named executives with approximately 99% of the votes cast voting in favor. This vote is commonly known as “say-on-pay.” At our 2011 annual meeting, a majority of our stockholders indicated their preference for an annual say-on-pay vote. Our Board subsequently determined that future say-on-pay votes will be held every year until the next vote on the frequency of such advisory votes.

The Committee considered the results of the 2015 say-on-pay vote, and based upon the strong stockholder support, does not believe that our executive compensation program requires material changes. Nevertheless, the Committee has engaged F.W. Cook to consider whether modifications to our executive compensation program should be made for fiscal year 2016. The Committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.

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Compensation Committee Report

The Compensation Committee of the Board of Directors has furnished the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in our Proxy Statement for the 2015 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Submitted by the Compensation Committee of the Board of Directors of XO Group Inc.:

Diane Irvine (Chair) Barbara Messing

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings, unless we specifically incorporate these reports by reference in some other filed document.

Relationship between Compensation Plans and Risk

We believe that XO Group’s compensation programs, either individually or in the aggregate, do not encourage executives or employees to undertake unnecessary or excessive risks that are reasonably likely to have a material adverse effect on us. We note the following mitigating factors:

•	The Committee sets the performance goals for our annual bonus programs under the LTIP. These goals typically are objective financial goals which the Committee believes are appropriately correlated with stockholder value;

•	The use of equity awards fosters executive retention and aligns our executives’ interests with those of our stockholders; and

•	Our compensation policies and programs are designed to encourage employees to remain focused on both short-term and long-term goals through the use of performance-based bonuses, which focus on annual and/or quarterly performance goals, and equity awards, which typically vest over a number of years and therefore encourage employees to focus on long-term performance.

Summary Compensation Table

The following table sets forth information with respect to the compensation of the following executive officers of XO Group for services rendered in all capacities to us for the years ended December 31, 2015, 2014, and 2013. In this Proxy Statement, we refer to these individuals as our Named Executive Officers. This group includes our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) for the year ended December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Michael Steib	2015	500,000	—	820,129	670,763	641,559(4)	3,296	2,635,747
Chief Executive Officer and President	2014	500,000	—	375,625	—	805,276(5)	3,266	1,684,167
	2013	250,000	306,250	2,025,000	387,900	—	273	2,969,423
Gillian Munson	2015	350,000	—	187,396	419,226	224,546(4)	3,296	1,184,464
Chief Financial Officer	2014	350,000	—	—	—	449,018(5)	3,266	802,284
	2013	35,897	50,000	1,856,250	—	—	201	1,942,348
Kristin Savilia	2015	350,000	—	112,437	251,537	202,091(4)	3,296	919,361
President of Local Marketplace	2014	350,000	—	300,500	—	377,797(5)	3,266	1,031,563
	2013	320,000	—	369,600	—	—	3,204	692,804
Nic Di Iorio	2015	350,000	—	104,945	234,767	224,546(4)	3,296	917,554
Chief Technology Officer	2014	350,000	—	—	—	450,592(5)	3,266	803,858
	2013	350,000	—	369,600	—	—	3,170	722,770
Rob Fassino	2015	251,894	—	104,945(6)	234,767(6)	—	484	592,090
Former Chief Product Officer	2014	350,000	—	—	—	443,875(5)	666	794,541
	2013	293,750	—	99,090	—	—	654	393,494

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(1)	The amount for Mr. Steib for 2013 represents (i) the contractual signing bonus in the amount of $200,000 he received in conjunction with the commencement of his employment with the Company and (ii) Mr. Steib’s 2013 award under our 2011 Long-Term Incentive Plan in the amount of $106,250, which was paid in cash on March 15, 2014. The amount for Ms. Munson for 2013 represents the contractual signing bonus she received in conjunction with the commencement of her employment with the Company.

(2)	For Mr. Steib and Ms. Munson, the 2013 amounts represent the aggregate grant date fair value of inducement equity grants made in accordance with the commencement of their employment with the Company in 2013 pursuant to the terms of their respective employment agreement or offer letter. The remaining amounts for the named executive officers represent the aggregate grant date fair value of service-based restricted stock awards made in 2013, 2014 or 2015, including, with respect to Mr. Steib, the performance-based restricted stock awards made in 2013, 2014 or 2015. The amounts are computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. For the assumptions used to determine the grant date fair values, see our Annual Report on Form 10-K for the year ended December 31, 2015. Under our stock incentive plan, restricted stock award recipients pay us the par value for the stock, which is $0.01 per share.

(3)	Amounts represent the value of perquisites and other personal benefits which are further detailed below.

(4)	Amounts represent bonuses earned in 2015 under the 2011 Long-Term Incentive Plan, but paid in cash during 2016.

(5)	Amounts represent payments for 2014 performance under our 2011 Long-Term Incentive Plan. 25% of this amount was paid in cash to the applicable named executive officer on March 31, 2015 and 75% of this amount was awarded as stock under our stock incentive plan in March 2015 based on the average of the closing sales prices of the XO Group Common Stock for the 30 trading days before the date of grant ($16.31).

(6)	Mr. Fassino served as our Chief Product Officer until September 18, 2015. Due to Mr. Fassino’s ceasing to be a Company employee, the awards granted in 2015 for Mr. Fassino were forfeited during our fiscal year 2015.

Name	Year	XO Group Matched 401(k) Contribution ($)	Group Life Insurance ($)	Total ($)
Michael Steib	2015	2,650	646	3,296
	2014	2,600	666	3,266
	2013	—	273	273
Gillian Munson	2015	2,650	646	3,296
	2014	2,600	666	3,266
	2013	146	55	201
Kristin Savilia	2015	2,650	646	3,296
	2014	2,600	666	3,266
	2013	2,550	654	3,204
Nic Di Iorio	2015	2,650	646	3,296
	2014	2,600	666	3,266
	2013	2,516	654	3,170
Rob Fassino	2015	—	484	484
	2014	—	666	666
	2013	—	654	654

Grants of Plan-Based Awards in 2015

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2015, including performance-based awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:	Exercise		Grant Date
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(2)	Number of Securities Underlying Options (#)	or Base Price of Option Awards ($/Sh)	Market Price on Grant Date ($/Sh)	Fair Value of Stock and Option Awards ($)
Michael Steib			—	500,000	750,000
	3/11/2015	3/11/2015							18,007	79,277	16.66	16.66	970,579
	3/11/2015	3/11/2015				31,250	31,250	31,250				16.66	520,313
Gillian Munson			—	175,000	262,500
	3/11/2015	3/11/2015							11,255	49,548	16.66	16.66	606,622
Kristin Savilia			—	175,000	262,500
	3/11/2015	3/11/2015							6,753	29,729	16.66	16.66	363,974
Nic Di Iorio			—	175,000	262,500
	3/11/2015	3/11/2015							6,303	27,747	16.66	16.66	339,712
Rob Fassino(3)			—	175,000	262,500
	3/11/2015	3/11/2015							6,303	27,747	16.66	16.66	339,712

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(1)	Amounts represent the threshold, target and maximum awards that could be earned by the executive officer under our 2011 Long-Term Incentive Plan. Awards are based on a combination of our performance as measured by revenue, operating expense and other goals set forth above under “Annual and Long-Term Incentives”. Actual incentives earned with respect to 2014 performance are shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column and were paid 25% in cash on March 31, 2015 and 75% in shares of Company stock under our Stock Incentive Plan in March 2015 based on the average of the closing sales prices of the XO Group Common Stock for the 30 trading days before the date of grant ($16.31).

(2)	25% of each award in this column will vest on the first anniversary of the grant date, and the remaining 75% vest thereafter in equal quarterly installments, subject to continued service through each vesting date. Under our stock incentive plan, restricted stock award recipients pay us the par value for the stock, which is $0.01 per share.

(3)	Mr. Fassino served as our Chief Product Officer until September 18, 2015. Due to Mr. Fassino’s ceasing to be a Company employee, the awards granted in 2015 for Mr. Fassino were forfeited during our fiscal year 2015.

Outstanding Equity Awards at December 31, 2015

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Michael Steib	50,000(3)	50,000(3)	12.97	9/27/2018
	—	79,277	16.66	3/11/2025
					148,787 (4)(5)	2,389,519
Gillian Munson	—	49,548	16.66	3/11/2025
					94,403(6)	1,516,112
Kristin Savilia	—	29,729	16.66	3/11/2025
					62,876(7)(8)	1,009,789
Nic Di Iorio	—	27,747	16.66	3/11/2025
					47,024(7)	755,205
Rob Fassino	—	—(9)
					—(9)	—

(1)	For Mr. Steib’s options shown, the expiration date is the 5th anniversary of the date the option was granted. For all other options shown, the expiration date is the 10th anniversary of the date the options were granted.

(2)	Calculated by multiplying the number of restricted shares of Common Stock by the closing price per share of our Common Stock reported on the New York Stock Exchange on December 31, 2015 ($16.06).

(3)	The number includes shares that relate to a September 2013 award of options to purchase 100,000 shares of Common Stock, made in accordance with Mr. Steib’s employment agreement, in conjunction with the commencement of his employment with the Company, the first 25% of which vested on July 1, 2014, and the remaining 75% of which vested or will vest in three equal annual installments beginning on July 1, 2015.

(4)	The number includes shares that relate to a September 2013 award of 125,000 shares, made in accordance with Mr. Steib’s employment agreement, in conjunction with the commencement of his employment with the Company, the first 25% of which vested on the first anniversary of the award date, and the remaining 75% of which vested or will vest in three equal annual installments on each subsequent anniversary of the award date.

(5)	The number includes shares that relate to a March 2015 award of 31,250 shares, which vested on March 7, 2016.

(6)	The number includes shares that relate to a November 2013 award of 125,000 shares, made in accordance with Ms. Munson’s offer letter, in conjunction with the commencement of her employment with the Company, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which vested or will vest in three equal annual installments on each subsequent anniversary of the award date.

(7)	The number includes shares that relate to a March 2013 award of 40,000 shares, the first 25% of which vested on the first anniversary of the award date, and the remaining 75% of which vested or will vest in three equal annual installments on each subsequent anniversary of the award date.

(8)	The number includes shares that relate to a March 2014 award of 25,000 shares, the first 25% of which vested on the first anniversary of the award date, and the remaining 75% of which vested or will vest in three equal annual installments on each subsequent anniversary of the award date.

(9)	Due to Mr. Fassino’s ceasing to be a Company employee on September 18, 2015, the awards for Mr. Fassino were forfeited during our fiscal year 2015.

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Option Exercises and Stock Vested in 2015

The following table sets forth information concerning the number of shares acquired and the value realized by the Named Executive Officers as a result of restricted stock vesting in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael Steib	—	—	62,500	1,031,250
Gillian Munson	—	—	31,250	529,688
Kristin Savilia	—	—	18,750	279,188
Nic Di Iorio	—	—	23,750	372,688
Rob Fassino	—	—	10,000	157,000

(1)	Value realized on exercise is based on the market value of our Common Stock on the date of exercise (closing price) less the exercise price, multiplied by the number of shares underlying the exercised options.

(2)	Value realized on vesting is based on the market value of our Common Stock on the date of vesting (closing price), multiplied by the number of restricted shares.

Potential Payments upon Termination or Change-in-Control

As described above under the heading “Compensation Discussion and Analysis,” upon voluntary termination, termination for cause, death or disability, each of our Named Executive Officers would receive benefits available generally to all our employees. The tables below describe and quantify additional compensation that would have become payable to the Named Executive Officers in connection with an involuntary termination of their employment or a change-in-control of XO Group on December 31, 2015. Where applicable, the amounts payable assume a $16.06 fair value of our Common Stock (the closing price of our Common Stock on December 31, 2015).

Involuntary Termination

Name	Salary-Based Payments ($)	Health, Group Life Insurance and Related Benefits ($)	Total ($)
Michael Steib(1)	500,000(2)	2,629	502,629(2)
Gillian Munson(1)	350,000	646	350,646
Kristin Savilia(1)	350,000	1,466	351,466
Nic Di Iorio(1)	350,000	7,610	357,610
Rob Fassino(3)	—	—	—

(1)	Severance consists of an amount equal to one year of base salary in the amount in effect at the time of termination payable in a lump sum at termination and receipt of all benefits (other than vesting of equity awards) during the one year period following termination.

(2)	The salary-based payment would alternatively be $1,000,000 (two years’ of base salary) and thus, the total amount would be $1,002,629 if Mr. Steib terminated his employment for good reason as a result of (i) a material diminution in his duties as set forth in his employment agreement, (ii) a breach of the provision of his employment agreement setting forth his general powers and duties of supervision and management of the Company’s business, or (iii) a change in XO Group’s reporting structure whereby any one or more of XO Group’s non-CEO executive officers do not report directly to Mr. Steib or his designee.

(3)	As of December 31, 2015, Mr. Fassino’s employment with the Company had already terminated and, therefore, he is not entitled to any involuntary termination benefits.

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Change-In-Control

	Accelerated Vesting(1)
Name	Stock Options ($)(2)	Restricted Stock ($)(3)	Total ($)
Michael Steib	77,250	1,445,697	1,522,947
Gillian Munson	—	758,056	758,056
Kristin Savilia	—	504,895	504,895
Nic Di Iorio	—	217,003	217,003
Rob Fassino(4)	—	—	—

(1)	As described above under the heading “Compensation Discussion and Analysis,” certain unvested restricted stock and options would be subject to accelerated vesting if either the Company terminates the named executive officer’s employment without cause or the named executive officer resigns for good reason, in each case, upon the consummation of, or at any time following, a change-in-control of the Company, or the successor does not assume (or substitute replacement equity for) such equity grants following the consummation of the change-in-control. This includes (i) with respect to Mr. Steib and Ms. Munson, fifty percent (50%) of the unvested shares of time-vested restricted stock and options, as applicable, granted to such named executive officer in connection with their commencement of their employment with the Company in 2013, and (ii) one hundred percent (100%) of the unvested shares of the performance-vested restricted stock granted to Mr. Steib in 2015. This also includes all unvested restricted shares held by Ms. Savilia, and reflects modification in 2016 to awards granted to our named executive officers in 2015 to add or to replace then-existing change-in-control acceleration provisions with 100% “double-trigger” acceleration in connection with a change-in-control.

(2)	Amounts represent the excess of the market value of our Common Stock on December 31, 2015 over the exercise price of the options, as shown in the above “Outstanding Equity Awards at December 31, 2015” table in the “Option Exercise Price” column, multiplied by the number of shares underlying the options subject to accelerated vesting as described above and under the heading “Compensation Discussion and Analysis, on the assumption that either such named executive officer would be terminated in connection with the change-in-control or the successor would not assume (or substitute replacement equity for) such options following the consummation of the change-in-control.

(3)	Amounts represent the fair market value of our Common Stock on December 31, 2015 multiplied by the number of restricted shares subject to accelerated vesting upon a change-in-control, as described above and under the heading “Compensation Discussion and Analysis, on the assumption that either such named executive officer would be terminated in connection with the change-in-control or the successor would not assume (or substitute replacement equity for) such restricted shares following the consummation of the change-in-control.

(4)	As of December 31, 2015, Mr. Fassino’s employment with the Company had already terminated and, therefore, he is not entitled to any change-in-control benefits.

Compensation of Directors for 2015

Our policies effective in 2015 for cash and equity compensation to our non-employee directors were as follows:

Annual Service. Each non-employee director will receive a grant of 7,500 restricted shares of Common Stock upon initial appointment to the Board, which vest in three equal annual installments upon the director’s completion of each year of Board service over the three-year period measured from the grant date. In addition, on the date of each Annual Meeting of Stockholders, each non-employee director who is to continue to serve as a non-employee Board member will receive a grant of 2,500 restricted shares of Common Stock, and our Chairman of the Board and Lead Independent Director will each receive an additional 5,000 restricted shares of Common Stock (for a total of 7,500 restricted shares each), in each case, which vest upon the director’s completion of one year of Board service measured from the grant date.

Annual Fee. Each non-employee director is paid an annual fee of $25,000 in quarterly installments paid in arrears.

Committee Service. In addition to the fee set forth above, the Chairperson of the Audit Committee is paid an annual fee of $10,000, and the Chairperson of each of the Compensation Committee and Nominating and Corporate Governance Committee is paid an annual fee of $5,000, as compensation for the additional responsibilities and duties of such positions. We also reimburse our directors for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board.

The following table sets forth information concerning the compensation for our non-employee directors for 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
David Liu	25,000	124,200	149,200
Charles Baker	40,000	41,400	81,400
Diane Irvine	41,048	41,400	82,448
Barbara Messing	27,844	41,400	69,244
Peter Sachse	25,000	41,400	66,400
Elizabeth Schimel	25,000	41,400	66,400
Michael Zeisser	26,009	124,200	150,209

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(1)	Amounts represent annual fees and the reimbursement for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board.

(2)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with ASC Topic 718, and in accordance with SEC rules. At December 31, 2015, the number of unvested restricted shares of Common Stock outstanding with respect to such grants was: Mr. Liu, 7,500; Mr. Baker, 2,500; Ms. Irvine, 2,500; Ms. Messing, 2,500; Mr. Sachse, 2,500; Ms. Schimel, 2,500; and Mr. Zeisser, 7,500.

In August of 2014, the Board adopted the following minimum stock ownership guidelines applicable for our directors:

Each of our directors is required to own 10,000 shares of Common Stock by the earlier of August 2017 or three years from his or her appointment to the Board, whichever is later, and maintain such number of shares for the remainder of his or her directorship.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2015 were as follows: Ms. Irvine and Ms. Messing.

During 2015:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of XO Group or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which XO Group was a participant and the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On an ongoing basis, the Audit Committee is required by its charter to review all related party transactions (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under NYSE rules), if any, for potential conflicts of interest, and all such transactions must be approved by the Audit Committee. Set forth below is summary information concerning the relationships and transactions that were reviewed and approved by the Audit Committee on April 6, 2016. The policies and procedures with respect to such review are not in writing other than the requirement for such review pursuant to the Audit Committee charter. As stated in the charter, the Audit Committee believes that its policies and procedures with respect to such review should remain flexible in order to best react to changing conditions and circumstances.

Macy’s, Inc.

Peter Sachse served as one of our directors from October 2006 through April 2007, and as an observer on our Board of Directors from April 2007 to February 2010. In February 2010, Mr. Sachse was again appointed as a director and currently serves in that role. In August 2014, Mr. Sachse joined the Audit Committee of our Board of Directors. Mr. Sachse has been employed by Macy’s, Inc. since June 2003, and currently serves as the Chief Growth Officer for Macy’s, Inc.

For the year ended December 31, 2015, our consolidated revenues from Macy’s, Inc. were approximately $3.9 million.

Repurchase of Shares Owned by Carley Roney

On May 20, 2015, we repurchased 96,948 shares of Common Stock from Carley Roney, our co-founder and wife of David Liu, Chairman of our Board of Directors, for approximately $1.6 million, in a privately negotiated sale transaction. The repurchase price was the closing market price of the shares on the day of the repurchase. For information regarding Mr. Liu’s holdings in the Company, please refer to “Ownership of Securities” below.

Related Party Employment

We employ Christopher Steib, the brother of Michael Steib, our chief executive officer, in a non-executive position. In fiscal year 2015, we paid Mr. Christopher Steib a total of $181,781, consisting of $170,000 in base salary, $9,350 as a cash bonus, which cash bonus was earned in fiscal 2014 and paid in fiscal year 2015, and participation in the Company’s standard employee benefits program. In March 2015, our compensation committee approved a grant to Mr. Christopher Steib of 1,684 shares of Common Stock.

Indemnification of our Officers and Directors

Our Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to us or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (1) any breach of the director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

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PROPOSAL THREE—ADVISORY APPROVAL ON EXECUTIVE COMPENSATION

At the 2011 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s executive compensation program be presented to the Company’s stockholders every year. This advisory recommendation is frequently referred to as “say-on-pay.” The Board adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are providing our stockholders with the opportunity to give an advisory approval of the fiscal year 2015 compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

As more fully described in this Proxy Statement under the heading “Executive and Director Compensation,” the compensation of our named executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. Named executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance.

We believe the mix of cash and equity compensation, the terms of the 2011 Long-Term Incentive Plan, the terms of long-term incentive awards, and the terms of our executives’ offer letters or employment agreements are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our named executive officers under the current program, fulfills these objectives.

This Proposal 3 allows our stockholders to give an advisory approval of the decisions of the Compensation Committee on the compensation and benefits provided to our named executive officers as reflected in this Proxy Statement. Your advisory approval will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

Based on the above, we request that you indicate that you approve of our executive compensation philosophy and practices, by voting in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the CD&A, the compensation tables, and any related material).

Stockholders are urged to read the CD&A section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Vote on this Proposal

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Broker non-votes (as described in the section entitled “Voting” of this Proxy Statement) are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” advisory approval of the resolution set forth above.

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PROPOSAL FOUR — APPROVAL OF THE XO GROUP INC. 2016 EXECUTIVE INCENTIVE PLAN WITH RESPECT TO COVERED EMPLOYEES AND EXECUTIVE OFFICERS

We are requesting that stockholders approve the 2016 Executive Incentive Plan (the “EIP”), a copy of which is attached hereto as Appendix B, with respect to current and future covered employees (defined below) and executive officers (as defined below). Section 162(m) of the Internal Revenue Code of 1986, as amended and the Treasury Regulations and guidance promulgated thereunder (“Section 162(m)”) requires that the stockholders approve the material terms of the EIP in order to grant performance-based bonuses to the covered employees thereunder. The EIP replaces the existing 2011 Long-Term Incentive Plan. Therefore, the Company is asking stockholders to approve the EIP in order to satisfy the requirements of Section 162(m).

The EIP was adopted by the Compensation Committee of the Board of Directors on March 2, 2016, subject to stockholder approval with respect to current and future covered employees (“covered employees”) as determined under Section 162(m) and executive officers within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended (“executive officers”). The material terms of the EIP are summarized below.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE XO GROUP INC. 2016 EXECUTIVE INCENTIVE PLAN WITH RESPECT TO COVERED EMPLOYEES AND EXECUTIVE OFFICERS.

Purpose of the Request for Approval

The Board of Directors believes that a well-designed incentive compensation plan (a “bonus plan”) for the Company’s executive officers is a significant factor in improving operating and financial performance of the Company, thereby enhancing stockholder value. Important elements of such a bonus plan include:

•	pre-established goals and objectives for each performance period;

•	objective, measurable factors bearing on financial results and other metrics as the basis for any payments made under the plan; and

•	administrative oversight of the plan by the Compensation Committee (the “Committee”).

The Board of Directors also generally believes that all amounts paid pursuant to such a bonus plan should be deductible as a business expense of the Company. Section 162(m) potentially limits the deductibility of bonuses paid to a company’s principal executive officer and its next three most highly compensated officers (other than its principal financial officer) under bonus plan, unless the bonus plan under which such bonuses are paid meets specified criteria, including stockholder approval.

Briefly, Section 162(m) requires the following to ensure that bonuses paid to covered employees under the EIP are fully deductible:

•	bonuses to be paid pursuant to an objective formula;

•	certification by the Committee that the performance goals in the formula have been satisfied; and

•	that the stockholders of the Company have approved the material terms of the EIP which include: (i) the eligible participants; (ii) the individual bonus limitation; and (iii) the business criteria on which performance goals are based.

The Board of Directors believes the adoption of the EIP to be in the best interest of stockholders and recommends approval with respect to covered employees. If the EIP is not approved by the Company’s stockholders, bonuses shall not be paid to covered employees under the EIP.

Material Features of the EIP

The following is a summary of the material features of the EIP. This summary does not purport to be a complete description of all of the provisions of the EIP and is qualified in its entirety by reference to the EIP, a copy of which is attached as Appendix B to this Proxy Statement and incorporated herein by reference.

Purpose

The purpose of the EIP is to motivate and reward eligible employees for their contributions toward the achievement by the Company of certain objective performance goals related to the financial and operational performance of the Company.

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It is the intention of the Company and the Committee to administer the EIP in compliance with Section 162(m) with respect to covered employees. However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that awards made under the EIP to covered employees will qualify for exemption under Section 162(m). If any provision of the EIP does not comply with the requirements of Code Section 162(m), then such provision will be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other participants, the EIP may be operated without regard to the constraints of Section 162(m). In addition, there may be circumstances under which the Company does not make awards that comply with Section 162(m).

Participants

Individuals eligible for EIP awards are officers and key employees of the Company (as determined by the Committee), which include the covered employees and executive officers of the Company. Each executive officer and each other key employee of the Company has an interest in this Proposal 4, but the amount that each participate may receive under the EIP for fiscal year 2016 is not presently determinable. For the fiscal year ending in 2016, there will be nine participants in the EIP. Participants in future years will be at the discretion of the Committee, but it is currently expected that a substantially similar number of individuals will participate each year.

Administration

The EIP is administered by the Committee, which has the authority to interpret the EIP, including all decisions on eligibility to participate, the establishment of performance goals, the amount of awards payable under the EIP, and the payment of awards. The members of the Committee must qualify as “outside directors” under Code Section 162(m). The Committee may delegate, in whole or in part, its administrative authority with respect to EIP awards to participants other than covered employees.

Performance Goals

Awards under the EIP to each participant will be based on an individual incentive target for the performance period established by the Committee and the satisfaction of the applicable performance goal(s) determined by the Committee for such performance period. Under the EIP, a performance goal is an objective formula or standard. Such formula or standard is based on one or more of the following objectively defined and non-discretionary business criteria and any objectively verifiable and non-discretionary adjustment(s) thereto permitted and pre-established by the Committee in accordance with Section 162(m): (i) net income; (ii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) operating profit before or after discontinued operations and/or taxes; (iv) revenue; (v) sales; (vi) sales growth; (vii) earnings growth; (viii) cash flow or cash position; (ix) gross margins; (x) stock price; (xi) market share; (xii) return on sales, assets, equity or investment; (xiii) improvement of financial ratings; (xiv) achievement of balance sheet or income statement objectives; (xv) total stockholder return; (xvi) achievement of strategic initiatives (including projects, acquisitions or dispositions); or (xvii) organizational development. As determined in the discretion of the Compensation Committee, the performance goals for any performance period may to the extent consistent with Code Section 162(m) (A) differ from participant to participant, performance period to performance period and from award to award, (B) be based on the performance of the Company as a whole or the performance of a specific participant or one or more affiliates, divisions, departments, regions, or business units of the Company, (C) be measured on a per share, per capita, per employee, and/or other objective basis, (D) be measured on a pre-tax or after-tax basis, and (E) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). The bonus payable to a participant who is not a covered employee may also be based on other factors (including subjective factors).

A participant’s target award is expressed as a formula or payout matrix relating to the performance goal(s) that have been established by the Committee for that award. The formula or payout matrix will (i) be in writing, (ii) be based on a comparison of actual performance to the performance goals, (iii) provide for the payment of a participant’s target award if the performance goals for the performance period are achieved at the predetermined level, and (iv) subject to the maximum bonus that may be paid under the EIP, provide for the payment of an actual award greater than or less than the target, depending upon the extent to which actual performance exceeds or falls below the performance goals. As determined in the discretion of the Committee, the performance goals for any performance period may (i) differ from participant to participant, from performance period to performance period and from award to award; (ii) be measured against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company; (iii) be determined in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company); (iv) be based on a per share and/or share per capita basis, (v) be based on a pre-tax or after-tax basis, and/or (vi) be determined using an actual foreign exchange rate or on a foreign exchange neutral basis. Awards issued to participants who are not subject to the limitations of Section 162(m) may take into account other factors (including subjective factors). A performance period is any period up to thirty-six (36) months in duration as determined by the Committee. The performance period(s), individual bonus target(s), performance goal(s) and payout formula will be adopted by the Committee in its sole discretion

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with respect to each performance period and, with respect to covered employees, must be set forth in writing within 90 days following the commencement of any performance period, but in no event after 25% of the performance period has elapsed (or such other time as may be required or permitted by Code Section 162(m) in order for bonus payments pursuant to the EIP to be deductible under Code Section 162(m)).

Amount of Awards and Maximum Awards

The actual amount of future bonus payments under the EIP is not presently determinable. However, the maximum amount of any awards that can be paid under the EIP to any participant with respect to any 12-month performance period is $1,500,000. The Committee, in its sole discretion, may reduce or eliminate the amount of any award otherwise payable to a participant under the EIP. With respect to participants who are not subject to the limitations of Section 162(m), the Committee, in its sole discretion, may increase the amount of an award otherwise payable under the EIP.

Payment of Awards

The payment of an award for a given performance period requires the participant to be employed on the date the award is to be paid, subject to exceptions which may be made by the Committee in its sole discretion. Prior to the payment of any award under the EIP to a covered employee, the Committee must certify in writing that the terms and conditions underlying the payment of such award have been satisfied. Awards under the EIP will be paid in cash, in accordance with Section 162(m) and Section 409A of the Internal Revenue Code of 1986, as amended.

Term and Amendment

The EIP will be effective for performance periods beginning in the fiscal year ending in 2016. The EIP does not have a fixed termination date and may be terminated by the Committee at any time, provided that such termination will not affect the payment of any awards accrued under the EIP prior to the time of termination. The Committee may amend or suspend and, if suspended, reinstate, the EIP in whole or in part at any time, provided that any amendment of the EIP will be subject to stockholder approval to the extent required by Section 162(m) or any other applicable laws, regulations or rules.

The above description of the EIP is a summary of the principal features of the EIP. However, the summary does not purport to be a complete description of all of the provisions of the EIP and it is qualified in its entirety by reference to the full text of the EIP. A copy of the EIP has been filed with the Securities and Exchange Commission with this Proxy Statement, and any stockholder who wishes to obtain a copy of the EIP may do so by written request to the Secretary at the Company’s headquarters in New York, NY.

Federal Income Tax Consequences

Under present U.S. federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt, or, in the case of an equity award with vesting requirements, at the date of vesting (in the case of restricted stock units or restricted stock). That income will be subject to applicable income and employment tax withholding by us. If and to the extent that the bonus payments under the EIP satisfy the requirements of Code Section 162(m) and otherwise satisfy the requirements for deductibility under U.S. federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

New Plan Benefits

All awards to participants are based on actual performance during the fiscal year ending in 2016 (and future fiscal years) and are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the EIP are not determinable at this time. Cash bonuses paid to our named executive officers for the Company’s fiscal year 2015 are shown in this Proxy Statement in the Summary Compensation Table included in the section entitled “Executive and Director Compensation”. In March 2015, the Committee set performance goals for the Company’s fiscal year 2015 for cash awards payable based on the achievement of Company-based revenue and EBITDA goals under the Company’s 2011 Long-Term Incentive Plan.

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The following table sets forth the awards paid to the persons and groups of persons named in the table based on the achievement of the applicable performance goals established by the Committee for the fiscal year 2015 and the target bonus percentages for each individual set forth below established by the Committee for fiscal year 2015.

EIP
Cash Award
Name and Principal Position(1)	Dollar Value
Michael Steib, Chief Executive Officer and President	$641,559
Gillian Munson, Chief Financial Officer	$224,546
Nic Di Iorio, Chief Technology Officer	$224,546
Kristin Savilia, President of Local Marketplace	$202,091
All executive officers as a group	$1,292,742
All directors, excluding executive officers, as a group	$0
All employees, excluding executive officers, as a group	$166,162

(1)	Mr. Fassino is not included in this table as he terminated employment prior to December 31, 2015 and, therefore, was not eligible for a bonus under the 2015 Executive Bonus Plan for fiscal year 2015.

Vote on this Proposal

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting will be required to adopt the 2016 Executive Incentive Plan with respect to the covered employees and executive officers. If you own shares through a bank, broker, or other holder of record you must instruct your bank, broker or other holder of record how to vote in order for your vote to be counted on this Proposal 4.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the adoption of the 2016 Executive Incentive Plan with respect to the covered employees and executive officers.

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PROPOSAL FIVE —AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2009 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The XO Group Inc. 2009 Employee Stock Purchase Plan was originally adopted by our Board of Directors in March 2009 and approved by the stockholders in May 2009. At the Annual Meeting, stockholders are now being asked to approve the amended and restated 2009 Employee Stock Purchase Plan (the “ESPP”). The approval of this amendment and restatement of the ESPP will increase the number of shares authorized for issuance under the ESPP by an additional 300,000 shares. On February 23, 2016, the Compensation Committee of our Board of Directors approved the amendment and restatement of the ESPP, increasing the authorized share reserve under the ESPP, subject to the approval of the Company’s stockholders at the Annual Meeting.

The primary purpose of this amendment and restatement is to ensure that the Company will have a sufficient reserve of common stock available under the ESPP to provide eligible employees of the Company certain of its subsidiaries with the continuing opportunity to purchase shares of the Company’s Common Stock through participation in a payroll deduction based employee stock ESPP, and to advance the interests of the Company’s stockholders by providing certain employees with equity ownership opportunities that are intended to better align the interests of such persons with those of the Company’s stockholders. The ESPP is an important component of the overall compensation package we offer to our employees as most of our peers have this type of plan and, therefore, our ability to attract and retain employees would be harmed if it no longer had enough shares to continue the ESPP. Therefore, our Board of Directors believes that the approval of the amended and restated ESPP is important to our continued success.

Request for Additional Shares, Dilution and Overhang

The ESPP is broad-based and provides eligible employees the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions that are applied towards the purchase of the Company’s Common Stock at a discount from the then current market price. The ESPP does not provide for discretionary grants. As discussed in more detail below, the ability to purchase the Company’s Common Stock under the ESPP is limited up to a maximum of 15% of a participant’s eligible earnings. As of April 1, 2016, the Company estimates that approximately 440 employees, including all executive officers, were eligible to participate in the ESPP.

When considering the number of additional shares to add to the ESPP, the Compensation Committee reviewed, among other things, the potential dilution to the Company’s current stockholders as measured by burn rate and overhang and projected future share usage. Annual purchases under the ESPP for the preceding five fiscal years, on average, have resulted in total annual issuances of approximately 22,000 shares of common stock per year for an average nominal annual burn rate of less than 1%. (The “burn rate” is the ratio of the number of shares of common stock issued under the ESPP during a fiscal year to the number of the Company’s weighted average common shares outstanding at the corresponding fiscal year end.) As of April 1, 2016, there were approximately 19,000 shares available for issuance under the ESPP. Depending on assumptions, if this amendment and restatement to add 300,000 shares to the ESPP is approved, it is expected there will be sufficient shares available under the ESPP to satisfy our equity needs for at least 5 years or through the 2021 Annual Meeting. As a point of reference, upon adoption of the ESPP at our 2009 annual meeting of stockholders, our stockholders approved an initial share reserve of 300,000 shares for issuance under the ESPP, which provided sufficient shares for more than 5 years.

The approximately 19,000 shares currently available under the ESPP represent an overhang of less than 1% based on the number of outstanding the Company’s Common Stock as of April 1, 2016. If this Proposal is approved, the additional 300,000 shares would increase the overhang to 1%. The Company calculates “overhang” as the total of (a) shares available for issuance under the ESPP, divided by (b) the total number of shares outstanding and shares available for issuance under the ESPP.

The following is a summary of the principal features of the amended and restated ESPP. This summary, however, does not purport to be a complete description of all of the provisions of the amended and restated ESPP. It is qualified in its entirety by reference to the full text of the amended and restated ESPP, a copy of which is attached as Appendix C to this Proxy Statement. Any stockholder who wishes to obtain a copy of the ESPP may do so by written request to the Company, at 195 Broadway, 25th Floor, New York, New York 10007, Attention: Corporate Secretary.

Description of the ESPP

The following is a brief summary of the ESPP, a copy of which is attached as Appendix C to this Proxy Statement.

Administration

The ESPP is administered by the Board or by a committee appointed by the Board. The Board or the Committee has authority to make rules and regulations for the administration of the ESPP. All costs and expenses incurred in plan administration are paid by XO Group without charge to participants.

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Securities Subject to the ESPP

Without giving effect to the 300,000 share increase for which stockholder approval is sought under this Proposal, 300,000 shares of common stock have been reserved for issuance under the ESPP over the term of the ESPP. The shares may be made available from authorized but unissued shares of the Company’s Common Stock. Any shares issued under the ESPP will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the ESPP. As of April 1, 2016, approximately 308,000 shares of common stock had been issued under the ESPP, and approximately 319,000 shares would be available for future issuance, assuming approval of the 300,000 share increase, which forms part of this Proposal.

Eligibility

All employees, including directors who are employees, and all employees of a subsidiary of the Company designated by the Board or the committee, are eligible to participate in the ESPP provided that: (1) they are regularly employed by the Company or a designated subsidiary for more than five months in a calendar year and for more than 20 hours a week and (2) they are employees of the Company or a designated subsidiary on the first day of the applicable offering period. No employee may be granted an option under the ESPP if he or she possesses 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. Accordingly, each employee member of the Board, each executive officer and each person who previously served as an executive officer during fiscal year 2015 and remains employed by the Company has an interest in this Proposal.

Offerings

The Company will make one or more offerings to participants to purchase stock under the ESPP which commence on February 1 and August 1, or the first business day thereafter.

Each offering commencement date will begin a six-month offering period during which payroll deductions will be made and held for the purchase of shares at the end of that period. The Board or the committee may, at its discretion, choose a different offering period of 12 months or less for subsequent offerings.

Participation

Before each offering commencement date, an eligible participant may participate in the offering by completing and forwarding a payroll deduction authorization form to the participant’s appropriate payroll office. The form will authorize a regular payroll deduction from the participant’s compensation during the offering period. Unless a participant files a new form or withdraws from the ESPP, his or her deductions and purchases will continue at the same rate for future offerings as long as the ESPP remains in effect.

Deductions

A participant may elect to have up to 15% deducted from his or her base salary for the purpose of purchasing stock under the ESPP and the Company will maintain payroll deduction accounts for each participant based on their election. The Board or the committee may, at its discretion, designate a lower maximum contribution rate. A participant may decrease or discontinue (but not increase) his or her payroll deduction once during any offering period by filing a new payroll deduction authorization form.

Withdrawals

A participant may withdraw the balance in his or her account at any time up to the last payroll deadline for the last pay date in an offering period, but may not begin participation again for the remainder of the offering period.

Grant of Options; Purchase of Shares

At the beginning of each offering period, each participant will be granted an option to purchase, on the last day of the offering period (the exercise date), the number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price on the offering commencement date for such offering period. No participants may purchase shares of stock under the ESPP (and all other employee stock purchase plans of the Company and its subsidiaries) with an aggregate value of more than $25,000 per calendar year in which the option is outstanding at any time. The maximum number of shares purchasable during an offering period may not exceed 1,000 shares for any single participant, or 150,000 shares for all participants.

The Board or the committee will determine the option price for each offering period, including whether the option price will be determined based on the lesser of (1) the closing price of the Common Stock on the first business day of the offering period or (2) the exercise date, or will be based solely on the closing price of the Common Stock on the exercise date; provided, however, that the option price will be at least 85% of the applicable closing price. In the absence of such a determination by the Board or the committee, the option price will be 85% of the lesser of the closing price of the Common Stock on the (1) first business day of the offering period or (2) the exercise date. Any balance which is less than the purchase price of one share of Common Stock will be carried forward into the

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participant’s payroll deduction account for the next offering, unless the participant elects not to participate in the next offering, in which case the participant’s account will be refunded.

Termination of Employment or Death

If a participant’s employment terminates, including by death, before the last business day of an offering period, no payroll deduction will be taken from any pay due to the participant and the balance of the participant’s account will be paid to the participant or, in the event of the participant’s death, (1) to a beneficiary designated by the participant, (2) in the absence of a designated beneficiary, to the executor or administrator of the participant’s estate, or (3) if no executor or administrator have been appointed, to such person as the Company may designate.

Changes and Capitalization and Reorganization Events

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (1) the number and class of securities available under the ESPP, (2) the share purchase limitations, and (3) the option price will be equitably adjusted to the extent determined by the Board or the committee.

The ESPP also contains provisions addressing the consequences of any “Reorganization Event,” which is defined as: (1) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock converts into or is exchanged for the right to receive cash, securities or other property or is cancelled, (2) any exchange of all the Common Stock for cash, securities or other property pursuant to a share exchange transaction or (3) any liquidation or dissolution of the Company.

In connection with a Reorganization Event, the Board or the committee will take any one or more of the following actions as to outstanding options on such terms as the Board or the committee determines:

(1)	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(2)	upon written notice to participants, provide that all outstanding options will be terminated as of the effective date of the Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the committee in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event; (3) upon written notice to participants, provide that all outstanding options will be cancelled as of a date before the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participants on such date;

(4)	in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation of the event a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the participant’s option (to the extent the option price does not exceed the Acquisition Price) minus (B) the aggregate option price of such option, in exchange for the termination of such option;

(5)	provide that, in connection with our liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the option price thereof); and

(6)	any combination of the foregoing.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

Assignability

No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the ESPP at that time, then the ESPP administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock allocated to such individual, will be refunded.

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Termination and Amendment of the Plan

The Board may at any time terminate or amend the ESPP. No such amendment will be made to the ESPP (1) without approval of the stockholders of the Company if approval of such amendment is required by Section 423 of the Internal Revenue Code, or (2) which would cause the ESPP to fail to comply with Section 423 of the Internal Revenue Code. Upon termination of the ESPP, all amounts in the accounts of participants will be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of Common Stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the ESPP or upon purchasing shares at the end of an offering.

A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of shares that were acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the shares.

If the participant sells the shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the participant purchased the shares, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the shares on the day the offering commenced; and

•	the participant’s profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the participant sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the shares before satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the shares on the day he or she purchased the shares less the sales proceeds. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

New Plan Benefits

The benefits to be received by the Company’s executive officers, directors and employees as a result of the proposed amendment and restatement of the ESPP are not determinable, because the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 300,000 share increase for which stockholder approval is sought under this Proposal. Should such stockholder approval not be obtained, then the 300,000 share increase will not be implemented.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal 5. If you own shares through a bank, broker, or other holder of record you must instruct your bank, broker or other holder of record how to vote in order for your vote to be counted on this Proposal 5.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the ESPP.

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OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 1, 2016, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;

•	each of our “Named Executive Officers,” who are the executive officers named in the “Summary Compensation Table” of this Proxy Statement;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 1, 2016 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares of Common Stock beneficially owned by such person or group by the sum of the 26,511,380 shares of Common Stock outstanding on April 1, 2016 plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after April 1, 2016. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. All shares of restricted Common Stock may be voted by a holder, whether or not vested.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
BlackRock, Inc.(1)	3,003,725	11.3%
Weitz Investment Management, Inc.(2)	1,426,958	5.4%

Named Executive Officers and Directors
David Liu(3)	581,866	2.2%
Michael Steib(4)	353,516	1.3%
Gillian Munson(5)	161,369	*
Nic Di Iorio(6)	175,168	*
Kristin Savilia(7)	96,332	*
Rob Fassino(8)	24,232	*
Charles Baker	38,500	*
Diane Irvine(9)	10,000	*
Barbara Messing(10)	14,500	*
Peter Sachse	12,500	*
Elizabeth Schimel	15,000	*
Michael Zeisser(11)	25,000	*
All Directors and Executive Officers as a group (11 persons) (12)	1,483,751	5.6%

*	Less than 1%.

(1)	Based solely on our review of a Schedule 13G/A filed with the SEC on January 8, 2016 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has the sole power to vote 2,930,361 shares and the sole power to dispose of 3,003,725 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(2)	Based solely on our review of a Schedule 13G/A filed with the SEC on January 13, 2016 by Weitz Investment Management, Inc. The Schedule 13G/A states that Weitz Investment Management, Inc. has the sole power to vote and dispose of 1,426,958 shares and Wallace R. Weitz, as president and primary owner, has shared power to vote and dispose of these shares. All of the shares reported in the Schedule 13G/A are owned of record by investment advisory clients of Weitz Investment Management, Inc. The address of each filing person is 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124.

(3)	Includes 31,344 shares that are owned of record by GRATs over which Mr. Liu has indirect beneficial ownership.

(4)	Includes 182,448 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Also includes 69,819 shares of Common Stock issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(5)	Includes 109,961 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Also includes 12,387 shares of Common Stock issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(6)	Includes 37,380 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Also includes 6,937 shares of Common Stock issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(7)	Includes 48,617 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Also includes 7,432 shares of Common Stock issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

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(8)	Due to Mr. Fassino’s ceasing to be a Company employee on September 18, 2015, 39,215 shares awarded to Mr. Fassino were forfeited during our fiscal year 2015.

(9)	Includes 5,000 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(10)	Includes 5,000 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(11)	Includes 2,500 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(12)	Does not include Mr. Fassino due to Mr. Fassino not having been an executive officer as of April 1, 2016. Includes 390,906 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Also includes 96,575 shares of Common Stock issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of (1) the copies of such reports furnished to us and (2) the written representations received from one or more of such reporting persons or entities that no annual Form 5 reports were required to be filed by them for 2015, we believe that, during 2015, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied in a timely manner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our Annual Meeting of Stockholders to be held in 2016 must be received by us no later than December 14, 2016, if such proposals are to be included in the Proxy Statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, under our Bylaws, any proposal for consideration at our Annual Meeting of Stockholders to be held in 2016 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by XO Group’s Secretary at our principal executive offices between the close of business on January 25, 2017 and the close of business on February 24, 2017, and is otherwise in compliance with the requirements set forth in our Bylaws, which can be accessed in the “Investor Relations—Corporate Governance” section of our corporate website at www.xogroupinc.com.

ANNUAL REPORT

We filed an Annual Report on Form 10-K for the year ended December 31, 2015 with the Securities and Exchange Commission on March 4, 2016. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007. The Annual Report is also available through our corporate website at www.xogroupinc.com. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. This practice is commonly referred to as “householding.” If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007, or calls (212) 219-8555 and requests such a delivery. If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Investor Relations at our executive offices, which are located at 195 Broadway, 25th Floor, New York, New York 10007, or call (212) 219-8555 with such a request.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes, except to the extent that we specifically incorporate such information by reference into a previous or future filing, or specifically request that such information be treated as soliciting material, in each case under those statutes. Our website address provided in this Proxy Statement is not intended to function as a hyperlink, and the information on our website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

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OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the accompanying Proxy.

YOUR VOTE IS IMPORTANT. OUR BOARD OF DIRECTORS URGES YOU TO VOTE VIA INTERNET; TELEPHONE; BY MARKING, DATING, SIGNING AND RETURNING A PROXY CARD IF YOU RECEIVE YOUR PROXY MATERIALS BY U.S. MAIL; OR BY ATTENDING OUR ANNUAL MEETING IN PERSON ON MAY 25, 2016.

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APPENDIX A

NON-GAAP RECONCILIATION

Adjusted EBITDA, EBITDA, Revenue as adjusted, and EBITDA as adjusted are non-GAAP financial measures that exclude certain items. A reconciliation of such non-GAAP financial measures is provided below.

Adjusted EBITDA represents GAAP net income (loss) adjusted to exclude, if applicable: (1) income tax expense (benefit), (2) depreciation and amortization, (3) stock-based compensation expense, (4) asset impairment charges, (5) loss in equity interests, (6) interest and other income (expense), net, and (7) other items affecting comparability during the period.

EBITDA is a non-GAAP measure that represents GAAP net income (loss) adjusted to exclude, if applicable: (1) income tax expense (benefit), (2) depreciation and amortization, and (3) interest and other income (expense), net.

For purposes of our compensation plans:

Revenue as adjusted and EBITDA as adjusted exclude the impact of any acquisitions, investments or divestitures which require the Company to apply a relevant FASB Accounting Standards Codification (“ASC”), based upon approved projections and in conformity with the provisions of such ASC, or alternatively may be adjusted and/or pro-rated by the Committee for such events to the extent consistent with Code Section 162(m).

For the Year Ended December 31, 2015

(in thousands)
Net income	5,464
Provision for income taxes	8,269
Interest and other expense (income), net	23
Depreciation and amortization	5,544

EBITDA	19,300

Adjustments:
Stock-based compensation expense	5,992
Touch Media impairment expense	4,000
(Gain) in equity interests	(520)
Divestiture and other	700
Total Adjustments	10,172

Adjusted EBITDA, as reported	29,472

Compensation-based adjustments:
Stock-based compensation expense	(5,992)
Additional acquisition, investment and divestiture and other adjustments	1,217
Total Compensation-based adjustments	(4,775)

EBITDA as adjusted for compensation plans	24,697
(in thousands)
Revenue	141,644
Adjustments:
Acquisition and other adjustments	(1,217)

Revenue as adjusted for compensation plans	140,427

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APPENDIX B

XO GROUP INC.

2016 EXECUTIVE INCENTIVE PLAN

1.	PURPOSE

The purpose of the Plan is to motivate and reward eligible employees by making a portion of their compensation dependent on the achievement of certain Performance Goals related to the performance of the Company and its affiliates. The Plan is designed with the intention that the incentives paid hereunder to certain executive officers of the Company will be deductible under Code Section 162(m). The adoption of the Plan as to current and future Covered Employees and Executive Officers is subject to the approval of the Company’s stockholders.

2.	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a)           “Actual Award” means, as to any Performance Period, the actual amount of incentive payable, if any, under the Plan to a Participant with respect to a Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 5(e) to reduce or eliminate the award otherwise determined by the Payout Formula.

(b)           “Board” means the Board of Directors of the Company, as constituted from time to time.

(c)           “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated there under.

(d)           “Committee” means the Compensation Committee of the Board or another committee designated by the Board which is comprised of two or more “outside directors” as defined in Code Section 162(m).

(e)           “Company” means XO Group Inc.

(f)           “Covered Employees” means covered employees as determined under Code Section 162(m)).

(g)           “Determination Date” means a date within ninety (90) days following the commencement of any Performance Period, but in no event after twenty-five percent (25%) of the Performance Period has elapsed (or such other time as may be required or permitted that will not jeopardize the qualification of a Target Award or Actual Award (collectively, “Awards”) as performance-based compensation under Code Section 162(m)).

(h)           “Executive Officers” means executive officers within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

(i)            “Participant” means any officer or key employee of the Company who is designated as a Participant by the Committee.

(j)           “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 5(b) in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(k)           “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): (i) net income; (ii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) operating profit before or after discontinued operations and/or taxes; (iv) revenue; (v) sales; (vi) sales growth; (vii) earnings growth; (viii) cash flow or cash position; (ix) gross margins; (x) stock price; (xi) market share; (xii) return on sales, assets, equity or investment; (xiii) improvement of financial ratings; (xiv) achievement of balance sheet or income statement objectives; (xv) total stockholder return; (xvi) achievement of strategic initiatives (including projects, acquisitions or

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dispositions), or (xvii) organizational development. As determined in the discretion of the Committee, the Performance Goals for any Performance Period may to the extent consistent with Code Section 162(m) (A) differ from Participant to Participant, Performance Period to Performance Period and from Award to Award, (B) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more affiliates, divisions, departments, regions, or business units of the Company, (C) be measured on a per share, per capita, per employee, and/or other objective basis (D) be measured on a pre-tax or after-tax basis, and (E) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards issued to Participants who are not subject to the limitations of Code Section 162(m) may take into account other factors (including subjective factors).

(l)            “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(m)          “Plan” means this 2016 Executive Incentive Plan, as amended from time to time.

(n)           “Target Award” means, as to any Performance Period, the target amount of incentive payable under the Plan to a Participant with respect to a Performance Period, expressed as a percentage of his or her base salary or a specific dollar amount or as otherwise determined by the Committee in its discretion.

3.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall have all the powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the authority to interpret the provisions of the Plan, determine which employees are eligible to participate in the Plan, establish Target Awards and Payout Formulas, determine the level of attainment of the Performance Goals and the amount of the Actual Awards, and prescribe the terms and conditions of Awards. The decisions of the Committee shall be final and binding on all parties making claims under the Plan. The Committee may delegate its administrative authority in whole or in part with respect to Awards issued to Participants who are not current or future Covered Employees or Executive Officers.

4.	ELIGIBILITY

Officers and key employees of the Company shall be eligible to participate in the Plan as determined at the sole discretion of the Committee. Participation in the Plan shall be determined on a Performance Period by Performance Period basis. Accordingly, an employee who is a Participant for a given Performance Period is in no way guaranteed or assured of being selected for participation in any subsequent Performance Period.

5.	DETERMINATION OF AMOUNT OF AWARDS

(a)           With respect to each Participant, the Committee will establish one or more Performance Periods, an individual Participant’s Target Award for each Performance Period and the Performance Goal(s) to be met during such Performance Periods. With respect to Participants who are or may become subject to Code Section 162(m), the establishment of the Performance Period(s), the applicable Performance Goals, the Payout Formula and the Target Awards shall be set forth in writing on or before the Determination Date and shall otherwise be established in compliance with and to the extent required by the rules of Code Section 162(m).

(b)           On or prior to the Determination Date for a Performance Period, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (i) be in writing, (ii) be based on a comparison of actual performance to the Performance Goals, (iii) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (iv) subject to Section 5(e) below, provide for the payment of

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an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.

(c)           The impact of objectively defined and non-discretionary items (includable in one or more of the following categories) may be taken into account in any manner pre-established by the Committee in accordance with Code Section 162(m) when determining whether a Performance Goal has been attained: (i) changes in generally accepted accounting principles (“GAAP”); (ii) nonrecurring items, if any, that may be defined in an objective and non- discretionary manner under U.S. GAAP accounting standards or other applicable accounting standards in effect from time to time; (iii) the sale of investments or non-core assets; (iv) discontinued operations, categories or segments; (v) legal claims and/or litigation and insurance recoveries relating thereto; (vi) amortization, depreciation or impairment of tangible or intangible assets; (vii) reductions in force or early retirement programs; (viii) investments, acquisitions or dispositions; (ix) political, legal and other business interruptions (such as due to war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, and regulatory requirements); (x) natural catastrophes; (xi) currency fluctuations; (xii) stock based compensation expense; (xiii) early retirement of debt; (xiv) conversion of convertible debt securities; and (xv) termination of real estate leases. Each of the adjustments described above may relate to the Company as a whole or any part of the Company’s business or operations.

(d)           With respect to Participants who are subject to the limitations of Code Section 162(m), after the end of each Performance Period, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. A Participant will only be eligible to receive an Actual Award intended to qualify as performance- based compensation under Code Section 162(m) for a Performance Period if the Performance Goals for such period are achieved. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee.

(e)           The maximum value of any Actual Award that can be paid under the Plan to any Participant during any Performance Period is $1,500,000. The Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Actual Award otherwise payable to a Participant with respect to any Performance Period. In addition, with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m), the Committee reserves the right, in its sole discretion, to increase the amount of an Actual Award otherwise payable to a Participant with respect to any Performance Period.

6.	PAYMENT OF AWARDS

(a)           Unless otherwise determined by the Committee, a Participant must be employed on the date the Actual Award is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion.

(b)           Each Actual Award shall be paid in the form of an equity award and/or cash (or its equivalent). To the extent that an Actual Award is paid in part or in full in the form of an equity award, the number of shares subject to such equity award will be determined subject to a conversion ratio based on the fair market value of the Company’s common stock on the issuance date, as determined by the Committee. A Participant will have the option to receive his or her Actual Award in the form of cash (or its equivalent); provided, however, that such distribution will be equal to a percentage (not to exceed one hundred percent (100%)), as determined by the Committee, of the value that would otherwise have been earned and distributed in the form of an equity award. Any equity award will be issued pursuant to the terms, conditions and procedures of the Company’s 2009 Stock Incentive Plan as may be hereafter amended from time to time or any successor equity incentive plan that the Company may adopt from time to time and an equity award agreement thereunder.

(c)           Any distribution made under the Plan shall occur within a reasonable period of time after the end of the Performance Period in which the Participant has earned the Actual Award but may occur prior to the end of the Performance Period with respect to Awards issued to Participants who are not subject to the limitations of Code Section 162(m); provided, that no Actual Award shall become payable to a Participant who is subject to the limitations of Code Section 162(m) with respect to any Performance Period until the Committee has certified in writing that

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the terms and conditions underlying the payment of such Actual Award have been satisfied. Notwithstanding the foregoing, in order to comply with the short-term deferral exception under Code Section 409A, the regulations and other guidance thereunder and any state law of similar effect (collectively “Code Section 409A”), if the Committee waives the requirement that a Participant must be employed on the date the Actual Award is to be paid, payout shall occur no later than the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such Award is earned or (ii) the end of the calendar year in which such Award is earned.

7.	GENERAL

(a)           TAXES AND OTHER REQUIRED DEDUCTIONS. The Company shall have the right to deduct from all Actual Awards any federal, state, local or foreign income and/or payroll taxes and any other deductions required by law to be withheld with respect to such payments. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes or other deductions required to be withheld from any Actual Award.

(b)           CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the Participant’s employment at any time, and for any reason, or change the Participant’s responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

(c)           BENEFICIARIES. To the extent the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee prior to the Participant’s death.

(d)           NONTRANSFERABILITY. A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of a Participant’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

(e)           INDEMNIFICATION. Each person who is or shall have been a member of the Committee and each employee of the Company or an affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided such loss, cost, liability or expense is not attributable to such person’s willful misconduct. Any person seeking indemnification under this provisions shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f)            SUCCESSORS. All obligations of the Company and any of its affiliates under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company and/or such affiliates, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such affiliates.

(g)           EXPENSES. The expenses of administering the Plan shall be borne by the Company.

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(h)           TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(i)            INTENT. The intention of the Company and the Committee is to administer the Plan in compliance with Code Section 162(m) so that the Awards paid under the Plan to Participants who are or may become subject to Code Section 162(m) will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other Participants, the Plan may be operated without regard to the constraints of Code Section 162(m).

(j)            GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of New York(without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

(k)           SECTION 409A. It is the intent of this Plan that all payments hereunder be exempt from the requirements of Code Section 409A so that none of the payments to be provided under this Plan will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt. The Company and each Participant will work together in good faith to consider amendments to the Plan or revisions to the Plan with respect to the payment of any Awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to the Participant under Code Section 409A. In no event will the Company reimburse a Participant for any taxes or other penalties that may be imposed on the Participant as a result of Code Section 409A.

(l)            AMENDMENTS AND TERMINATION. The Committee may terminate the Plan at any time, provided such termination shall not affect the payment of any Actual Awards accrued under the Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

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APPENDIX C

XO GROUP INC.
AMENDED AND RESTATED

2009 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of XO Group Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.01 par value (the “Common Stock”), commencing on August 1, 2009. Six Hundred Thousand (600,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.             Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.             Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)            they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)           they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.             Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each February 1 and August 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4.            Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by providing authorization for payroll deductions to the Company on or prior to the applicable Offering Commencement Date in accordance with the Company’s procedures in effect from time to time. The employee’s authorization will permit a regular payroll deduction from the Base Salary received by the employee during the Plan Period. Unless an employee provides a new authorization or withdraws from the Plan, the employee’s deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Base Salary” means the regular base salary paid to an employee by the Company or a Designated Subsidiary during each such individual’s period of participation in the Plan, plus any pre-tax contributions made by the employee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Designated Subsidiary. Base Salary shall not include any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments or any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the employee’s behalf by the Company or any Designated Subsidiary to any employee benefit or welfare plan now or hereafter established.

5.             Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Base Salary he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at the rate of any whole number percentage between 1% and up to and including 15% of Base Salary with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

6.             Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase the payroll deduction during a

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Plan Period. If an employee elects to discontinue the payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to the election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.             Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.             Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.             Grant of Option; Purchase of Shares.

(a)            Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date for such Plan Period; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time; and provided, further, however, that the maximum number of shares of Common Stock purchasable by an employee under any Option during a Plan Period shall not exceed one thousand (1,000) shares, subject to adjustment under Section 15 hereof, and provided, further, however, that the maximum number of shares of Common Stock purchasable by all employees under Options during a Plan Period shall not exceed one hundred fifty thousand (150,000) shares, subject to adjustment under Section 15 hereof.

(b)           Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of (i) the closing price of the Common Stock on the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on the (i) first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq Global Select Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

(c)            Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

(d)            Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.           Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.           Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor

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or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.           Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.           Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.           Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.           Adjustment for Changes in Common Stock and Certain Other Events.

a)            Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b)           Reorganization Events.

(1)            Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)            Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16.           Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

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17.           Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18.           Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19.           Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq Global Select Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20.           Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21.           Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22.           Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23.           Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

24.           Effective Date and Approval of Stockholders. The Plan shall take effect on the date approved by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

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XO GROUP INC. 195 BROADWAY, 25TH FLOOR NEW YORK, NY 10007	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:				All	All	Except

				☐	☐	☐
1.	Election of Directors

Nominees

01	Charles Baker	02	Peter Sachse		03	Michael Zeisser

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.								For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.							☐	☐	☐

3.	Advisory vote to approve named executive officer compensation.							☐	☐	☐

4.	Approval of the Company’s 2016 Executive Incentive Plan with respect to covered employees and executive officers.							☐	☐	☐

5.	An amendment and restatement of the Company’s 2009 Employee Stock Purchase Plan to increase the number of authorized shares.							☐	☐	☐

NOTE: Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

For address change/comments, mark here.						☐
(see reverse for instructions)				Yes	No

Please indicate if you plan to attend this meeting				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

0000284774_1           R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are avalible at www.proxyvote.com.

XO GROUP INC. Annual Meeting of Stockholders May 25, 2016 9:00 AM EDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Steib and Gillian Munson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of XO GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, EDT on 5/25/2016, at the Offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, NY 10019 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000284774_2          R1.0.1.25